$8,000,000

                                CREDIT AGREEMENT

                            Dated as of May 24, 1996



                         GST NEW MEXICO LIGHTWAVE, INC.
                                   (Borrower)

                                       and

                              TM COMMUNICATIONS LLC
                                    (Lender)

                                                 TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1 - DEFINITIONS.................................................  1
         1.1.  Definitions..............................................  1
         1.2.  Rules of Interpretation..................................  2

ARTICLE 2 - THE CREDIT FACILITIES.......................................  2
         2.1.  Loan Facilities..........................................  2
         2.2.  Total Commitments........................................  5
         2.3.  Fees.....................................................  6
         2.4.  Other Payment Terms......................................  7
         2.5.  Change of Circumstances..................................  8
         2.6.  Funding Loss Indemnification.............................  8
         2.7.  Security.................................................  9

ARTICLE 3 - CONDITIONS PRECEDENT........................................ 10
         3.1.  Conditions Precedent to Closing.......................... 10
         3.2.  Conditions Precedent to Each Construction Loan........... 16
         3.3.  No Approval of Work; Adjustments to Project Budget....... 18
         3.4.  Waiver of Funding; Adjustment of Drawdown Requests....... 18
         3.5.  Expenses in Excess of Project Budget..................... 19
         3.6.  Conditions Precedent to Term Loan Conversion............. 19

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES.............................. 19
         4.1.  Organization............................................. 20
         4.2.  Authorization; No Conflict............................... 20
         4.3.  Enforceability........................................... 20
         4.4.  ERISA.................................................... 20
         4.5.  Taxes.................................................... 20
         4.6.  Business, Debt, Contracts, Etc........................... 21
         4.7.  Filings.................................................. 21
         4.8.  Governmental Regulation.................................. 21
         4.9.  Financial Statements..................................... 21
         4.10. Partnerships and Joint Ventures.......................... 22
         4.11. No Default............................................... 22
         4.12. Possession of Franchises, Licenses, Etc.................. 22
         4.13. Permits.................................................. 22
         4.14. Offices, Location of Collateral.......................... 22
         4.15. Adverse Change........................................... 23
         4.16. Project Documents........................................ 23
         4.17. Hazardous Substances..................................... 23
         4.18. Transfer of Contracts and Other Rights................... 23
         4.19. Litigation............................................... 24


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                                                                        Page
                                                                        ----
         4.20. Title, Liens and Easements............................... 24
         4.21. Utilities................................................ 25
         4.22. Sufficiency of Project Documents......................... 25
         4.23. Securities............................................... 25
         4.24. Disclosure............................................... 25
         4.25. Construction Budget; Projections......................... 26
         4.26. Intellectual Property.................................... 26

ARTICLE 5 - COVENANTS OF THE BORROWER................................... 26
         5.1.  Notices.................................................. 26
         5.2.  Financial Statements, Reports, Etc....................... 27
         5.3.  Existence, Conduct of Business, Properties, Etc.......... 28
         5.4.  Obligations.............................................. 28
         5.5.  Damage and Cancellation Payments......................... 28
         5.6.  Books, Records, Access................................... 29
         5.7.  Operation of Project and Annual Budget................... 29
         5.8.  Completion............................................... 30
         5.9.  Preservation of Rights; Further Assurances............... 30
         5.10. Construction of Project.................................. 30
         5.11. Taxes, Other Government Charges and Utility Charges...... 31
         5.12. Compliance with Laws, Instruments, Etc................... 31
         5.13. Warranty of Title........................................ 31
         5.14. Maintenance of Insurance................................. 32
         5.15. Event of Eminent Domain.................................. 32
         5.16. Indemnification.......................................... 33
         5.17. Development Company Net Cash Flow Agreements............. 34
         5.18. Consents to Assignment................................... 34

ARTICLE 6 - NEGATIVE COVENANTS.......................................... 35
         6.1.  Contingent Liabilities................................... 35
         6.2.  Limitations on Liens..................................... 35
         6.3.  Indebtedness............................................. 35
         6.4.  Sale or Lease of Assets.................................. 35
         6.5.  Changes.................................................. 35
         6.6.  Dividends, Redemptions, Etc.............................. 35
         6.7.  Investments.............................................. 36
         6.8.  Transactions With Affiliates............................. 36
         6.9.  Loan Proceeds; Project Revenues.......................... 36
         6.10. Partnerships............................................. 36
         6.11. Dissolution.............................................. 36
         6.12. Amendments; Change Orders; Completion.................... 36
         6.13. Name and Location; Fiscal Year........................... 36
         6.14. Assignment............................................... 36
         6.15. Transfer of Ownership Interests.......................... 37
         6.16. Abandonment of Project................................... 37


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


                                                                        Page
                                                                        ----
         6.17. Hazardous Substance...................................... 37
         6.18. ERISA.................................................... 37

ARTICLE 7 - APPLICATION OF FUNDS........................................ 37
         7.1.  Receipts Account and Operating Account................... 37
         7.2.  Application Of Insurance Proceeds........................ 39
         7.3.  Application of Eminent Domain Proceeds................... 41
         7.4.  Security Interest in Proceeds and Accounts............... 43
         7.5.  Permitted Investments.................................... 44

ARTICLE 8 - EVENTS OF DEFAULT; REMEDIES................................. 44
         8.1.  Events of Default........................................ 44
         8.2.  Remedies................................................. 48

ARTICLE 9 - ASSIGNMENTS, ETC............................................ 49
         9.1.  Assignments.............................................. 49
         9.2.  Confidentiality.  ....................................... 50
         9.3.  Securities Laws.......................................... 50

ARTICLE 10 - MISCELLANEOUS.............................................. 50
         10.1.  Notices................................................. 50
         10.2.  Additional Security; Right to Set-Off................... 51
         10.3.  Delay and Waiver........................................ 51
         10.4.  Costs, Expenses and Attorneys' Fees..................... 52
         10.5.  Attorney-In-Fact........................................ 52
         10.6.  Entire Agreement; Amendments and Modifications.......... 53
         10.7.  Governing Law........................................... 53
         10.8.  Severability............................................ 53
         10.9.  Headings................................................ 53
         10.10. Accounting Terms........................................ 53
         10.11. No Partnership; Etc..................................... 53
         10.12. Limitation on Liability................................. 54
         10.13. Waiver of Jury Trial.................................... 54
         10.14. Consent to Jurisdiction................................. 54
         10.15. Usury................................................... 55
         10.16. Successors and Assigns.................................. 55
         10.17. Counterparts............................................ 55

EXHIBITS
Exhibit A   --- Definitions
Exhibit B   --- Form of Note
Exhibit C-1 --- Form of Notice of Borrowing
Exhibit C-2 --- Form of Drawdown Certificate
Exhibit D   --- Form of Notice of Term Loan Conversion
Exhibit E   --- Form of Notice of Interest Rate Conversion
Exhibit F   --- Form of Refinancing Notice
Exhibit G-1 --- Form of Security Agreement
Exhibit G-2 --- Form of Account Security Agreement
Exhibit H   --- Form of GST Security Agreement
Exhibit I   --- Form of Construction Deed of Trust
Exhibit J   --- Form of Pledge Agreement
Exhibit K-1 --- Form of Net Cash Flow Agreement
Exhibit K-2 --- Form of Net Cash Flow Account Security Agreement
Exhibit L   --- Form of Lessor's Estoppel and Consent
Exhibit M-1 --- Form of Consent to Assignment of Agreement - Non-Utility Exhibit M-2 --- Form of Consent to Assignment of Agreement - Utilities Exhibit M-3 --- Form of Consent to Assignment of Agreement - GST Services
                Agreement
Exhibit N-1 --- Form of Opinion of Olshan Grundman Frome & Rosenzweig, LLP Exhibit N-2 --- Form of Opinion of Borrower's New Mexico Counsel
Exhibit N-3 --- Form of Opinion of Borrower's FCC Counsel
Exhibit O   --- Form of Borrower's Closing Certificate
Exhibit P   --- Form of Monthly Report
Exhibit Q   --- Form of Assignment Agreement

SCHEDULES
Schedule 1  --- Description of Project
Schedule 2  --- Applicable Easements
Schedule 3  --- Applicable Permits
Schedule 4  --- Security Filings
Schedule 5  --- Adverse Changes
Schedule 6  --- Required Insurance

                                CREDIT AGREEMENT
                                ----------------


                  This CREDIT AGREEMENT (this "Agreement") dated as of May 24, 1996 is entered into by and between:

                  (1) GST New Mexico Lightwave, Inc., a New Mexico corporation
                      ("Borrower"); and

                  (2) TM Communications LLC, a Delaware limited liability
                      company ("Lender").

                                    RECITALS
                                    --------

         A. Borrower was formed to develop and operate an alternative access network telecommunications project in the Albuquerque, New Mexico area as further described in Schedule 1 (the "Project"). Pursuant to a Master Agreement dated October 24, 1994 among Pacific Lightwave, Inc., a Washington corporation (now known as "GST Pacific Lightwave, Inc."), Greenstar Telecommunications Inc., a Canadian corporation (now known as "GST Telecommunications, Inc.") ("GSI"), GST Telecom Inc., a Delaware corporation ("GST"), Pacwest Network L.L.C., an Oregon limited liability company ("Pacwest"), and Tomen America, Inc. ("Tomen America"), as amended as of the date hereof by Amendment No. 1 to the Master Agreement (the "Master Agreement"), Tomen America agreed to provide, or to cause its affiliates to provide, certain credit facilities to Borrower to finance certain construction costs of Borrower.

         B. Borrower wishes to develop and operate the Project.

         C. Lender, an affiliate of Tomen America, is willing to provide credit facilities for the Project upon the terms and subject to the conditions set forth herein.

                  In consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS
                             -----------------------

         1.1. Definitions. Except as otherwise expressly provided in this Agreement or any other Credit Document, capitalized terms used in this Agreement and its Exhibits shall have the meanings given in Exhibit A or in the provision of this Agreement or other Credit Document referenced in Exhibit A.

         1.2. Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Documents.

                        ARTICLE 2 - THE CREDIT FACILITIES
                        ---------------------------------

         2.1.  Loan Facilities.

                  (a) Construction Loan Facility.

                           (i) Availability. Subject to the terms and conditions
set forth in this Agreement, Lender agrees to advance to Borrower from time to time during the Construction Loan Availability Period such loans as Borrower may request under this Section 2.1(a) (individually, a "Construction Loan" and collectively the "Construction Loans"), in an aggregate principal amount not to exceed the Total Construction Loan Commitment.

                           (ii) Notice of Borrowing. Borrower shall request
Construction Loans by delivering to Lender an irrevocable written notice in the form of Exhibit C-1, appropriately completed (a "Notice of Borrowing"), which specifies, among other things:

                                    (A) The amount of the requested Construction
Loan, which shall be in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000); and

                                    (B) The date of the requested Construction
Loan, which shall be a Business Day and which shall comply with Section
3.2(a)(i).

Borrower shall give each Notice of Borrowing, accompanied with an appropriately completed Drawdown Certificate in the form of Exhibit C-2, to Lender at least three (3) Business Days before the date of any Construction Loan, in the manner set forth in Section 10.01.

                           (iii) Use of Proceeds. Borrower shall use the
proceeds of each Construction Loan solely to pay Project Costs.

                  (b) Term Loan Facility.

                           (i) Conversion. Subject to the terms and conditions
set forth in this Agreement, Lender agrees to convert the outstanding Construction Loans, at the request of Borrower, to term loans under this Section 2.1(b) (each, a "Term Loan") in an aggregate principal amount not to exceed the Total Term Loan Commitment.

                           (ii) Notice of Term Conversion. Borrower shall
request a Term Conversion by delivering to Lender an irrevocable written notice in the form of Exhibit D, appropriately completed (the "Notice of Term Conversion"), which specifies, among other things, the requested date of the Term Conversion, which shall be the Construction Loan Maturity Date and a Business Day.

Borrower shall give the Notice of Term Conversion to Lender at least three (3) Business Days before the date of the requested conversion. The Notice of Term Conversion shall be delivered by first-class mail or telecopy to Lender at the office or to the telecopy number and during the hours specified in Section 10.1; provided, however, that Borrower shall promptly deliver to Lender the original of any Notice of Term Conversion initially delivered by telecopy.

                  (c) Interest. Borrower shall pay interest on the unpaid principal amount of the Loan Facility with respect to the Project on the dates and at the times specified herein from and including the Closing Date to but excluding the Maturity Date, at a rate per annum equal to the LIBOR Rate plus 3.00% at all times until such time after the Term Conversion as the Term Loan interest rate may be converted to a fixed interest rate pursuant to Section 2.1(d) and thereafter at a rate per annum equal to the Fixed Rate; provided however, to the extent that Borrower has not obtained Consents to the assignment of the Project Documents listed in Section 3.1(b) (with the exception of the Competitive Access Provider Agreement between GST and Sprint dated October 12,
1995) to Lender in the forms set forth as Exhibit M on or before 60 days from May 24, 1996, Lender has the right, at its sole option, to increase the interest rate on the portion of the Loan Facility then in effect by one percent (1%) until such time as all such consents to assignment shall have been received by Lender.

All computations of interest shall be based on a year of 360 days for actual days elapsed.

                  (d) Conversion to Fixed Rate. Borrower may convert the interest rate on the Term Loan from the LIBOR Rate to the Fixed Rate; provided, however that any such conversion shall be made on, and only on, the last day of an Interest Period. Borrower shall request such a conversion by an irrevocable written notice to Lender in the form of Exhibit E, appropriately completed (a "Notice of Interest Rate Conversion"), which specifies, among other things, the date of the requested conversion, which shall be a Business Day.

Borrower shall give a Notice of Interest Rate Conversion to Lender at least three (3) Business Days before the date of the requested conversion. The Notice of Interest Rate Conversion shall be delivered by first-class mail or telecopy to Lender at the office or to the telecopy number and during the hours specified in Paragraph 10.1; provided, however, that Borrower shall promptly deliver to Lender the original of any Notice of Interest Rate Conversion initially delivered by telecopy.

If Borrower is in compliance with the provisions of this Agreement, no later than 2:00 p.m. on the date specified in the Notice of Interest Rate Conversion Lender shall notify Borrower of the effectiveness of the conversion, the amount of the Fixed Rate and the Liquidation Costs incurred by Lender in effecting such conversion.

                  (e) Scheduled Payments. (i) Borrower shall repay to Lender (A) the principal amount of the Construction Loans, accrued interest on the unpaid principal amount of the Construction Loans and all outstanding fees and costs payable to Lender with respect to the Construction Loans on the earlier of the Construction Loan Maturity Date and the Term Conversion Date, and (B), the principal amount of the Term Loan in twenty-four (24) equal quarterly installments payable on the 1st day of each third month, commencing on the earlier of the 1st day of the month which is (y) two years after the Term Conversion Date or (z) three years after the Closing Date, and ending six years thereafter; provided, however, that the principal payment due to Lender on each Maturity Date shall be in the amount necessary to pay all remaining unpaid principal on the relevant portion of the Loan Facility.

                           (ii) Borrower shall pay accrued interest on the
unpaid principal amount of the Loan Facility (A) on the last day of each Interest Period, provided that, in lieu of payments on the last day of each Interest Period, Borrower shall pay accrued interest from amounts borrowed pursuant to Construction Loans until the earlier of: (1) the Term Conversion Date and (2) the date which is one year after the Closing Date; provided further, that to the extent that net revenues from operations are generated prior to the dates set forth in the preceding clauses (1) and (2), Borrower shall forthwith pay such net revenues to Lender towards payment of accrued interest; (B) upon prepayment (to the extent thereof) and (C) at maturity (whether by acceleration or otherwise).

                  (f) Promissory Note. The obligation of Borrower to repay the Loan Facility and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note of Borrower in substantially the form of Exhibit B (the "Note").

                  (g) Funding.

                           (i) Notice. Each Notice of Borrowing shall be
delivered to Lender in accordance with Section 2.1(a)(ii).

                           (ii) Disbursement of Funds. No later than 2:00 p.m.
on the Business Day specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied, Lender will make available the Construction Loan requested in such Notice of Borrowing (or so much thereof as Lender shall have approved pursuant to this Agreement) in Dollars and in immediately available funds, in accordance with the next succeeding sentence. At Lender's option and upon notice to Borrower, the amount of any Construction Loan may, in whole or in part, be (x) disbursed by Lender to Borrower by wire transfer to the Receipts Account established pursuant to
Section 7.1(a) at Bank of America, Sacramento RBCO, ABA No. 121000358, Account Number 14899-02380, in lawful money of the United States and in immediately available funds for application in accordance with the applicable Notice of Borrowing and the Drawdown Certificate or (y) disbursed by Lender directly to the Person(s) entitled thereto as specified in the applicable Drawdown Certificate. Upon the application of funds in accordance with clause (y) of the preceding sentence, Lender shall as promptly as practicable following the disbursement of such funds provide an accounting of such payments to Borrower. Such payment shall discharge pro tanto the obligations of Lender with respect to such amounts and Borrower hereby authorizes Lender to pay such amounts on its behalf.

                  (h) Prepayments.

                           (i) Optional Prepayments. At its option, Borrower
may, upon ten (10) Business Days notice to Lender, prepay the Loan Facility in part in aggregate principal amounts of not less than Five Hundred Thousand Dollars ($500,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, or in whole, subject to this Section 2.1(h).

                           (ii) Mandatory Prepayments. Borrower shall prepay the
Loan Facility upon a Change of Control.

                           (iii) Terms of Prepayments.

                                    (A) Upon the prepayment of any Loan Facility
(whether such prepayment is an optional prepayment under Section 2.1(h)(i) or a mandatory prepayment required by the terms of this Agreement or the other Credit Documents, including a prepayment upon acceleration), Borrower shall pay (1) all accrued interest to the date of such prepayment on the amount prepaid, and (2) all Liquidation Costs incurred by Lender as a result of such prepayment. All prepayments of a Loan Facility shall reduce the remaining payments required under Section 2.1(e) in the inverse order of maturity. Borrower may not reborrow the principal amount of any Construction Loan or Term Loan which is prepaid.

                                    (B) If Borrower proposes to refinance the
Project, Borrower shall deliver a written notice of the proposed refinancing in the form of Exhibit F (a "Refinancing Notice") stating Borrower's bona fide intention to refinance the Project, together with a copy of the offer to finance, including without limitation, the name and address of the proposed refinancer, the amount of the Loan Facility to be refinanced and the interest rate and other terms of the proposed refinancing. Within thirty (30) days of receipt of such Notice, Lender shall have the first right to provide the proposed refinancing to Borrower upon such interest rate, terms and conditions proposed by such refinancer as set forth in the Refinancing Notice. If the Lender elects not to provide such refinancing, Borrower may prepay the Loan Facility; provided that, Borrower refinances the Project at the interest rate and on the other terms and conditions offered by the proposed refinancer as set forth in the Refinancing Notice provided to Lender. At the time of any such prepayment, in addition to any fees, costs or expenses otherwise payable by Borrower hereunder, Borrower shall have paid to Lender an additional amount equal to one-third of the net present value of the interest rate savings, if any, of the refinancing loan compared to the Loan Facility. Net present value of the interest payable hereunder and under the proposed refinanced loan shall be calculated for the purposes of this Section by applying a discount rate equal to the interest rate set forth in the Refinancing Notice.

         2.2. Total Commitments.

                  (a) Construction Loans. The aggregate principal amount of all Construction Loans made by the Lender shall not exceed Eight Million Dollars ($8,000,000) (the "Total Construction Loan Commitment").


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


                  (b) Term Loan. The aggregate principal amount of the Term Loan outstanding at any time shall not exceed Eight Million Dollars ($8,000,000) (the "Total Term Loan Commitment").

         2.3.  Fees.

                  (a) Upfront Fee. Borrower shall pay $120,000.00 to Lender on the Closing Date as an upfront fee (the "Upfront Fee"). The Upfront Fee shall be paid to reimburse Lender for preliminary work done by Lender in consideration of whether to make, and in preparing its analysis for, the loan to Borrower made by Lender hereunder.

                  (b) Commitment Fees. The Borrower shall pay to Lender a commitment fee on the daily average unused amount of the applicable Committed Amount at a rate per annum equal to 0.5% for the period from the date of this Agreement, to but not including the Term Conversion Date. Accrued commitment fees shall be payable on the last day of each Interest Period and on the Term Conversion Date.

                  (c) Net of Taxes, Etc.

                           (i) Taxes. All payments to Lender by Borrower
hereunder or under any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings now or hereafter imposed as a result of a Change of Law and all liabilities with respect thereto, excluding taxes imposed on or measured by the income or capital of Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If, as a result of a Change of Law Borrower shall be required by law to withhold or deduct any Taxes imposed by the United States or any political subdivision thereof from or in respect of any sum payable hereunder or under any other Credit Document to Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.3(c)), Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions, and (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and, if as a result of a Change of Law, any other excise or property taxes, charges or similar levies that arise under the laws of the United States of America, the State of New Mexico, the State of California, or the State of New York from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                           (ii) Indemnity. Borrower shall indemnify Lender for
the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.3(c)) paid by Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that, Borrower shall not be obligated to indemnify Lender for any penalties, interest or expenses relating to Taxes or Other Taxes arising from Lender's gross negligence or willful misconduct. Lender agrees to give notice to Borrower of the assertion of any claim against Lender relating to such Taxes or Other Taxes as promptly as is practicable after being notified of such assertion; provided that, Lender's failure to notify Borrower promptly of such assertion shall not relieve Borrower of its obligation under this Section 2.3(c). Payments by Borrower pursuant to this indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Lender agrees to repay to Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Taxes or Other Taxes paid by Borrower pursuant to this Section 2.3(c)) received by Lender for Taxes or Other Taxes that were paid by Borrower pursuant to this Section 2.3(c) and to contest, with the cooperation and at the expense of Borrower, any such Taxes or Other Taxes which Lender or Borrower reasonably believes not to have been properly assessed.

                           (iii) Notice. Within 30 days after the date of any
payment of Taxes by the Borrower, Borrower shall furnish to Lender, at its address referred to in Section 10.1 hereof, the original or a certified copy of a receipt evidencing payment thereof. Borrower shall compensate Lender for all reasonable losses and expenses sustained by Lender as a result of any failure by Borrower to so furnish such copy of such receipt.

                           (iv) Survival of Obligations. The obligations of
Borrower under this Section 2.3(c) shall survive the termination of this Agreement and the repayment of Borrower's Obligations.

         2.4. Other Payment Terms.

                  (a) Place and Manner. Borrower shall make all payments due to Lender hereunder by wire transfer to Tomen America's Account at Citibank, N.A., ABA No. 021000089, Account No. 30753206, or as the Lender shall otherwise direct, in lawful money of the United States and in immediately available funds not later than 12:00 noon New York time on the due date.

                  (b) Late Payments. If any amounts required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on the Loan Facility, and any fees or other amounts otherwise payable to Lender) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

                  (c) Application of Payments. Payments made under this Agreement or the other Credit Documents shall first be applied to any fees, costs, charges or expenses payable to Lender hereunder or under the other Credit Documents, next to any accrued but unpaid interest, and then to outstanding principal in inverse order of maturity.

         2.5. Change of Circumstances.

                  (a) Inability to Determine Rates. If, on or before the first day of any Interest Period Lender shall have determined (which determination shall be conclusive and binding on all parties hereto) that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, Lender shall immediately give notice of such condition to Borrower. After the giving of any such notice and until Lender shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of, and Lender's obligations to make Loans at the LIBOR Rate shall be suspended. Borrower may, in compliance with the other terms and conditions hereof, request Alternate Interest Rate Construction Loans during any periods in which the LIBOR Rate is suspended. Any LIBOR Rate Loan Facility outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period into an Alternate Interest Rate Loan unless such suspension has then ended.

                  (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lender or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for Lender to make or maintain any Construction Loan or the Term Loan, Lender shall promptly notify Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower's right to request the making of Construction Loans shall be terminated, and (ii) Borrower shall, at the request of Lender, immediately repay the Loan Facility together with all accrued and unpaid interest.

         2.6. Funding Loss Indemnification. If Borrower shall (a) repay or prepay the Loan Facility or any portion thereof on any day other than the last day of an Interest Period (whether a payment upon acceleration or otherwise),
(b) fail to borrow in accordance with a Notice of Borrowing delivered to Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise), or (c) prepay the Term Loan or any portion thereof after the interest rate has been converted to a Fixed Rate, Borrower shall, upon demand by Lender, reimburse Lender for and hold Lender harmless from all costs and losses, expenses and liabilities incurred by Lender as a result of such repayment, prepayment or failure (including without limitation by reason of the liquidation of deposits or other funds by Lender) ("Liquidation Costs"). Borrower understands that such Liquidation Costs may include direct losses incurred by Lender as a result of funding and other contracts entered into by Lender.

         2.7. Security.

                  (a) Security Agreement, Pledge, etc. The Obligations of Borrower to Lender shall be secured by the following:

                           (i) The Security Agreement, between Borrower, as
grantor, and Lender, in the form of Exhibit G-1, duly executed by Borrower (the "Security Agreement");

                           (ii) The Deposit Account Security Agreement, between
Borrower, as grantor, and Lender, in the form of Exhibit G-2 duly executed by Borrower (the "Account Security Agreement");

                           (iii) The GST Security Agreement, between GST, as
grantor, and Lender, in the form of Exhibit H, duly executed by GST (the "GST Security Agreement");

                           (iv) Construction Deeds of Trust in the form of
Exhibit I, duly executed;

                           (v) The Pledge Agreement, of GST as the sole
shareholder of Borrower, in the form of Exhibit J, duly executed by GST (the "Pledge Agreement");

                           (vi) The Net Cash Flow Agreements of GST Pacific
Lightwave, Inc., GST Tucson Lightwave, Inc., Borrower and the development companies of all other Network Projects to which Lender or any of its Affiliates has provided debt funding in the form of Exhibit K-1, duly executed by such Development Companies (the "Net Cash Flow Agreements");

                           (vii) The Net Cash Flow Deposit Account Security
Agreements of GST Pacific Lightwave, Inc., GST Tucson Lightwave, Inc. and Borrower in the form of Exhibit K-1, duly executed by such Development Companies (the "Net Cash Flow Account Security Agreements"); and

                           (viii) Such other documents, instruments and
agreements as Lender may request in order to grant to Lender Liens in all assets of Borrower (including, without limitation, all Permits), the shares of Borrower's capital securities (other than shares held by the Lender) and all other assets reasonably necessary for the operation and maintenance of the Project.

                  (b) Further Assurances. Borrower shall deliver to Lender each of the foregoing and such other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Lender may reasonably request to perfect and maintain the Liens granted to Lender by the foregoing prior to the Liens or other interests of any Person other than Lender. Borrower shall fully cooperate with Lender and perform all additional acts reasonably requested by Lender to effect the purposes of the foregoing.

                        ARTICLE 3 - CONDITIONS PRECEDENT
                        --------------------------------

         3.1. Conditions Precedent to Closing. The obligation of Lender to make any Construction Loans is subject to the satisfaction of the following conditions on or prior to the Closing Date (unless waived by Lender):

                  (a) Principal Credit Documents. Lender shall have received the following Credit Documents, each of which (i) shall be in form and substance satisfactory to Lender, and (ii) shall have been duly authorized, executed and delivered by the parties thereto:

                           (A) This Agreement;

                           (B) The Note;

                           (C) The Security Agreement;

                           (D) The Account Security Agreement;

                           (E) The GST Security Agreement;

                           (F) The Pledge Agreement;

                           (G) The Net Cash Flow Agreements;

                           (H) The Net Cash Flow Account Security Agreements;

                           (I) An agreement duly executed by Greenstar agreeing
to subordinate all payments due to Greenstar pursuant to any management agreement between Borrower and Greenstar to the obligations of Borrower to Lender under this Agreement, the other Credit Agreements and any net cash flow pledge agreement entered into by Borrower pursuant to Section 5.17;

                           (J) The Construction Deeds of Trust in the form of
Exhibit I for Bernalillo County; and

                           (K) The UCC-1 Financing Statements set forth on
Schedule 7.

                  (b) Project Documents. Lender shall have received (i) true, complete and correct copies of the following Project Documents, and any supplements or amendments thereto, each of which (A) shall be in form and substance satisfactory to Lender, (B) shall have been duly authorized, executed and delivered by the parties thereto, and (C) shall have been certified by an authorized officer of Borrower as being true, complete and correct and in full force and effect, and (ii) evidence satisfactory to Lender that each Project Document is in full force and effect and that no party to any Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder which is reasonably expected to have a Material Adverse Effect:

                           (A) The Construction Contracts;

                           (B) The Pole and Conduit Use Agreements;

                           (C) The City of Albuquerque License and the City of
                               Rio Rancho License;

                           (D) The CPCN;

                           (E) The Collocation Agreements;

                           (F) The Interconnection Agreements;

                           (G) The Leases; and

                           (H) Each other applicable Project Document not
                               listed in this Section 3.1(b), including without limitation, each equipment purchase agreement referenced in Section 3(b) of the Master
                               Agreement.

                  (c) Borrower Documents. Lender shall have received the following items, each in form and substance satisfactory to Lender:

                           (i) A copy of one or more resolutions or other
authorizations of Borrower, certified by Borrower's Secretary as being in full force and effect on the Closing Date, authorizing the borrowings herein provided for, the development of the Project and the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which Borrower is a party and the consummation of the transactions contemplated thereby;

                           (ii) A certificate of Borrower signed by the
appropriate authorized officer of Borrower and dated as of the Closing Date, as to the incumbency of the Person or Persons authorized to execute and deliver this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to be executed on the Closing Date to which Borrower is a party;

                           (iii) Copies of the Articles of Incorporation and any
Amendments to the Articles of Incorporation of Borrower (including the Articles of Merger merging GST New Mexico Inc., a Delaware corporation, with and into Borrower), certified by the New Mexico Secretary of State, and of copies of the Bylaws of Borrower, certified by the Secretary of Borrower; and

                           (iv) Certificates issued by the New Mexico Secretary
of State and state tax authority as to the good standing of Borrower, and the tax status of Borrower, respectively.

                  (d) Security Filings. Lender shall have received the following items, each in form and substance satisfactory to Lender:

                           (i) A UCC-3 (or similar) report of a date not less
recent than one (1) week before the Closing Date for each of the jurisdictions in which the UCC-1 financing statements and the fixture filings are intended to be filed in respect of the Collateral, showing that upon due filing or recordation (assuming such filing or recordation occurred on such date), the security interests created under such Collateral Documents will be prior to all other financing statements, fixture filings, deeds of trust, mortgages or other security documents in respect of the Collateral;

                           (ii) Evidence that all appropriate financing
statements and fixture filings were filed and/or recorded as required hereunder or by law; and

                           (iii) Stock certificate(s) representing all of the
outstanding capital stock of Borrower together with stock powers duly endorsed by Borrower's stockholder attached thereto.

                  (e) Easements. Lender shall have received the following items, each in form and substance satisfactory to Lender:

                           (i) A schedule of Applicable Easements required to
construct and operate the Project, which schedule shall be included in and made a part of this Agreement as Schedule 3, together with evidence of each Applicable Easement listed on Part I of such schedule and a certificate of an authorized officer of Borrower certifying that neither Borrower nor such authorized officer has any reason to believe that all Applicable Easements that have not been obtained prior to the Closing Date will not be obtained by the dates by which they are required; and

                           (ii) Other evidence requested by Lender that (A)
Borrower has duly obtained the Applicable Easements set forth on Schedule 3, other than those set forth in Part II of such schedule which are not, in light of the status of the acquisition, development, construction and operation of the Project as of the Closing Date, required to have been obtained as of such Closing Date and which, in the reasonable opinion of Lender, can be obtained not later than required without substantial difficulty, expense or delay, and (B) such Applicable Easements are in full force and effect and not subject to any condition, limitation or other provision that in the reasonable judgment of Lender or its counsel could have a Material Adverse Effect.

                  (f) Consents and Estoppels. Lender shall have received the following items, each in form and substance satisfactory to Lender:

                           (i) An Estoppel and Consent Certificate in the form
of Exhibit L from each lessor of real property to Borrower duly executed by each such Lessor and Borrower;

                           (ii) Consents to assignment of all material licenses,
permits and agreements in the form attached hereto as Exhibit M-1, M-2 and M-3.

                  (g) Permit, Regulatory and Environmental Matters. Lender shall have received the following items, each in form and substance satisfactory to
Lender:

                           (i) A schedule of Applicable Permits required to
construct and operate the Project, which schedules shall be included in and made a part of this Agreement as Schedule 4, together with copies of each Applicable Permit listed on Part I of such schedule, and a certificate of an authorized officer of Borrower certifying that neither Borrower nor such authorized officer has any reason to believe that all Applicable Permits that have not been obtained prior to the applicable Closing Date will not be obtained by the dates by which they are required; and

                           (ii) Other evidence requested by Lender that (A)
Borrower has duly obtained or been assigned the Applicable Permits for the Project, other than those set forth in Part II of such schedule which are not, in light of the status of the acquisition, development, construction and operation of the Project as of the Closing Date, required to have been obtained or made as of the Closing Date and which, in the reasonable opinion of Lender, can be obtained not later than required without substantial difficulty, expense or delay, and (B) such Applicable Permits are in full force and effect and not subject to any appeal, restriction, condition, limitation or other provision that in the reasonable judgment of Lender or its counsel could have a Material Adverse Effect.

                           (iii) A certificate of Borrower, that all Permits,
Easements, Licenses, Leases and other property rights necessary have been obtained and that such Permits, Easements, Licenses, Leases and other property rights form a contiguous and uninterrupted line necessary to construct and operate the Project.

                           (iv) Evidence that Borrower and the network to be
constructed by the Project will not be subject to regulation by the New Mexico Corporation Commission to an extent unacceptable to Lender in its discretion.

                  (h) Capital Contribution. Lender shall have received evidence that GST Telecom Inc. has made a capital contribution to Borrower of Two Million Six Hundred Sixty Six Thousand Six Hundred Sixty-Six Dollars ($2,666,666).

                           (i) Third Party Reports. Lender shall have received
satisfactory third- party appraisal, feasibility, engineering, environmental and accounting reviews relating to the Project.

                  (j) Opinions. Lender shall have received the opinions, each in form and substance satisfactory to Lender, of:

                           (i) Olshan Grundman Frome & Rosenzweig, LLP, counsel
for Borrower, in substantially the form of Exhibit N-1;

                           (ii) Jones, Snead, Wertheim, Rodriquez & Wentworth,
P.A., special New Mexico counsel for Borrower, in substantially the form of Exhibit N-2; and

                           (iii) Swidler & Berlin, FCC Counsel for Borrower, in
substantially the form of Exhibit N-3.

                  (k) Certificate. Lender shall have received evidence that Borrower has obtained and is maintaining in full force and effect insurance complying with Section 5.14 hereof and Schedule 6 hereto, including (A) a certificate from Borrower's insurance broker(s), dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Section 5.14 hereof and Schedule 6 hereto, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid, and (B) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer).

                  (l) Financial Statements, Expenditures to Closing Date, Projections, Etc. Lender shall have received and approved the following items, each in form and substance satisfactory to Lender:

                           (i) The most recent annual financial statements
(audited if available), most recent quarterly financial statements from Borrower, together with a certificate from the appropriate officer of such Person, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of such Person has occurred since the date of the financial statements provided to Lender, and pro forma financial statements for Borrower giving effect to the Capital Contributions;

                           (ii) A budget for the Project (the "Project Budget")
for all anticipated costs to be incurred in connection with the construction and start-up of the Project, including in such budget all construction and non-construction costs, and including all interest, taxes and other carrying costs, and such other information as Lender may require, together with a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Project), broken down as to separate construction phases in a manner satisfactory to Lender.

                           (iii) An accurate and complete accounting of
expenditures of the Project as of the date five (5) Business Days before the Closing Date, certified by the Chief Financial Officer of Borrower.

                           (iv) Borrower shall have furnished Lender the Base
Case Project Projections of operating expenses and cash flow for the Project and the Project Schedule for the Project and the Milestone Disbursement Schedule for the Project; and

                           (v) Evidence that there has not occurred any material
adverse change in the Project Budget, Project Schedule or Base Case Project Projections, in the economics or feasibility of constructing and/or operating the Project, or in the financial condition, business or property of any Major Project Participant, which will have a Material Adverse Effect.

                  (m) Consents. Lender shall have received executed copies of the Consents, each in form and substance satisfactory to Lender, including without limitation, consents to assignment of each of the Project Documents in the forms of Exhibit M-1, M-2 and M-3 hereto.

                  (n) Due Diligence. Lender shall have approved the results of its due diligence review in connection with the transactions contemplated hereby.

                  (o) Other Matters. Lender shall have received the following items, each in form and substance satisfactory to Lender:

                           (i) Such other evidence as Lender may have requested
that all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement are satisfactory in form and substance to Lender;

                           (ii) All approvals of Lender and Tomen Corporation
(Lender's parent corporation);

                           (iii) All information and copies of all documents,
including records of corporate proceedings and copies of any approval by any Governmental Authority required in connection with any transaction herein contemplated, which Lender may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate officers or Governmental Authorities;

                           (iv) Evidence that no action, suit, proceeding or
investigation has been instituted or threatened by any Person, nor has any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority that could have a Material Adverse Effect;

                           (v) Evidence that all taxes, fees and other costs
payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1 have been paid in full;

                           (vi) Evidence that Tomen or an Affiliate of Tomen has
been appointed and is serving as Procurement Agent for the Project;

                           (vii) Evidence that GUS is the sole stockholder of
GST as of the Closing Date; and

                           (viii) A certificate in substantially the form of
Exhibit O hereto (the "Borrower's Closing Certificate"), dated as of the Closing Date, signed by an authorized officer of Borrower.

         3.2. Conditions Precedent to Each Construction Loan. The obligation of Lender to make each Construction Loan (including the initial Construction Loan) is subject to the prior satisfaction of each of the following conditions (unless waived by Lender).

                  (a) The Requested Construction Loans. Lender shall be satisfied that the following are true and correct as of the date on which Borrower has requested that such Construction Loan be made:

                           (i) No other Construction Loan has been made for the
Project during the two-week period preceding the date on which Borrower requests that such Construction Loan be made;

                           (ii) The sum of the undrawn Total Construction Loan
Commitment, plus the unexpended portion of any Borrower Equity, is not less than the aggregate unpaid amount required to attain Completion, in accordance with all Legal Requirements, the Construction Contracts and the Plans and Specifications, prior to the Expected Completion Date and to pay or provide for all anticipated non-construction costs, all as set forth in the Project Budget (including any revisions thereto) approved by Lender; and

                           (iii) The amounts to be applied in connection with
such Construction Loan will not cause the amount for any line item with respect to such month in the applicable Project Budget to exceed the amount set forth in such Project Budget, as such line items may be adjusted in accordance with
Section 3.3(b).

                  (b) Drawdown Procedures. Lender shall have received the following, each in form and substance satisfactory to Lender:

                           (i) The Notice of Borrowing and the Drawdown
Certificate within the time periods specified therein;

                           (ii) Evidence that Borrower has established and is
maintaining the Receipts Account and the Operating Account at a bank in California reasonably acceptable to Lender; and

                           (iii) Evidence that all work that has been done on
the Project shall have been done in a good and workmanlike manner and in accordance with the Construction Contracts and Prudent Practices, including, but not limited to, if requested by Lender, copies of all invoices for services rendered and materials delivered for the Project, and there shall not have been filed with or served upon Borrower with respect to the Project or any part thereof notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released or which will not be released with the payment of such obligation out of such Construction Loan, other than Permitted Liens.

                  (c) Liens. Lender shall have received in form and substance satisfactory to Lender, if requested by Lender, and subject to Borrower's right to contest liens as described in the definition of "Permitted Liens," duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens, in form satisfactory to Lender, from the Contractors and all other contractors, subcontractors and materialmen, for all work, services and materials, including equipment and fixtures of all kinds, done, previously performed, or furnished for the construction of the Project, except for such work, services and materials to be paid for with the proceeds of the requested Construction Loan.

                  (d) Easements. Lender shall have received evidence, in form and substance acceptable to Lender, that, except for Applicable Easements listed in Part II of Schedule 3 which are not then required in connection with the construction or operation of the Project, all Applicable Easements with respect to the construction and operation of the Project required to have been obtained by the date of such Construction Loans shall be in full force and effect, and, with respect to any of the Applicable Easements not yet required, there shall be no reason to believe that any such Applicable Easements will not be obtained, all of which shall be satisfactory in all respects to Lender. Borrower shall inform Lender as to the status of Borrower's efforts to obtain the Applicable Easements not yet obtained.

                  (e) Permits. Lender shall have received evidence, in form and substance acceptable to Lender, that, except for Applicable Permits listed in
Part II of Schedule 4 which are not then required in connection with the construction or operation of the Project, all Applicable Permits with respect to the construction and operation of the Project required to have been obtained by the date of such Construction Loans from any Governmental Authority shall have been issued and shall be in full force and effect, and, with respect to any of the Applicable Permits not yet required, there shall be no reason to believe that any such Applicable Permits will not be obtained, all of which shall be satisfactory in all respects to Lender.

                  (f) Other Documents. If requested by Lender, Lender shall have received evidence, in form and substance satisfactory to Lender, that:

                           (i) All of the Operative Documents to be executed and
delivered with respect to the Project on or prior to the date of such Construction Loan shall be in full force and effect without change or amendment since the respective dates of their execution and delivery in a form which was approved by Lender, except as consented to in writing by Lender or as otherwise permitted pursuant to Section 6.12; and

                           (ii) With respect to Additional Project Documents and
Applicable Permits entered into or obtained, transferred or required (whether because of the status of the construction or operation of the Project or otherwise) since the date of the most recent Construction Loan, there shall have been a delivery or a redelivery, as the case may be, to Lender of such matters as are described in Sections 3.1(b), 3.1(e), 3.1(f) and 3.1(g) and, if requested by Lender, any of the other sections of Section 3.1.

                  (g) Status of Borrower. Lender shall be satisfied that the following are true and correct as of the date on which Borrower has requested that such Construction Loan be made:

                           (i) Each representation and warranty set forth in
Article 4 is true and correct as if made on such date;

                           (ii) No Event of Default or Default has occurred and
is continuing or will result from such Credit Event;

                           (iii) No event of default under and as defined in or
applicable to any Project Document has occurred and is continuing; and

                           (iv) Each Credit Document and Project Document
remains in full force and effect.

         3.3.  No Approval of Work; Adjustments to Project Budget.

                  (a) The making of any Construction Loan hereunder shall not be deemed an approval or acceptance by Lender of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

                  (b) If requested by Borrower, Lender may, in its reasonable discretion, adjust the amounts of any individual categories or line items of Project Costs as set forth in the Project Budget by increasing or decreasing the amounts shown on the Project Budget for each such individual category or line item; provided that, Borrower shall have the right to adjust line items without Lender's consent up to an aggregate maximum change of twenty percent (20%) per line item from the original Project Budget; provided further, that Borrower shall immediately provide Lender with notice of any such adjustments. With respect to adjustments in excess of twenty percent (20%), Borrower shall have the right to request such adjustments from the Lender Representative no more frequently than once each thirty (30) days. The Lender Representative shall approve or disapprove such requests within four (4) Business Days. Notwithstanding anything to the contrary herein, however, no such adjustment made pursuant to this Section 3.3 shall change the aggregate amount of all of the Project Costs as shown on the Project Budget.

         3.4. Waiver of Funding; Adjustment of Drawdown Requests. Notwithstanding the foregoing, Lender, without waiving any of its rights hereunder, shall have the right to make a Construction Loan or Construction Loans hereunder without full compliance by Borrower with the conditions described in this Article 3. If Lender determines that a material item or items listed in a Drawdown Certificate as a Project Cost is not properly included in such Drawdown Certificate, Lender may in its reasonable discretion cause to be made a Construction Loan or Construction Loans in the amount requested in such Drawdown Certificate less the amount of such item or items. In the event that Borrower prevails in any dispute as to whether such Project Costs were properly included in such Drawdown Certificate, Construction Loans in the amount requested but not initially made shall forthwith be made.

         3.5. Expenses in Excess of Project Budget. If the amount of Project Costs with respect to the Project exceeds the applicable amount available pursuant to the Loan Facility and the Capital Contribution, GST may make a loan to Borrower in a maximum amount of the unbudgeted Project Costs equal to the difference between the amount, if any, contributed by Borrower's shareholder and twenty percent (20%) of the Project Budget; provided that such loan be unsecured and deeply subordinated to Borrower's obligations to Lender under this Agreement.

         3.6. Conditions Precedent to Term Loan Conversion. The obligation of Lender to convert the Construction Loans to a Term Loan is subject to the satisfaction of the following conditions on or prior to the Term Loan Conversion Date (unless waived by Lender):

                  (a) Completion. Completion of the Project shall have occurred.

                  (b) Status of Borrower. Lender shall be satisfied that the following are true and correct as of the date on which Borrower has requested that the Term Loan Conversion be made:

                           (i) Each representation and warranty set forth in
Article 4 of this Agreement and in paragraph 3 of the Pledge Agreement is true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true as of such date);

                           (ii) No Event of Default or Default has occurred and
is continuing or will result from such Term Loan Conversion;

                           (iii) No material event of default under and as
defined in or applicable to any Project Document has occurred and is continuing; and

                           (iv) Each Credit Document and Project Document
remains in full force and effect.

                  (c) Conversion Procedure. Lender shall have received the Notice of Term Loan Conversion, in form and substance satisfactory to Lender, within the time periods specified in Section 2.1(b).


                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------


         Borrower makes the following representations and warranties to and in favor of Lender as of the date hereof and as of the Closing Date. All of these representations and warranties shall survive the Closing Date and the making of the Construction Loans and Term Loans:

         4.1.  Organization.

                  (a) Borrower (i) is a corporation duly constituted, validly existing and in good standing under the laws of the State of New Mexico, (ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, (iii) has all requisite corporate power and authority (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to own or hold under lease and operate the property it purports to own or hold under lease, (C) to execute, deliver and perform each Operative Document to which it is a party, (D) to take all action as may be necessary to consummate the transactions contemplated thereunder and
(E) to grant the liens and security interest provided for in the Collateral Documents to which it is a party, and (iv) has the power and authority to execute and deliver each Operative Document to which it is a party.

         4.2. Authorization; No Conflict. Borrower has duly authorized, executed and delivered each Operative Document to which Borrower is a party (or such Operative Documents have been duly and validly assigned to Borrower and Borrower has duly and validly assumed the obligations thereunder), and neither Borrower's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (i) does or will contravene the Charter Documents of Borrower or any other Legal Requirement applicable to or binding on Borrower or any of its properties, (ii) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) does or will require the consent or approval of any Person which has not already been obtained.

         4.3. Enforceability. Each Operative Document to which Borrower is a party or which it has assumed is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and subject to general equitable principles. None of the Operative Documents to which Borrower is a party or which it has assumed have been amended or modified except in accordance with this Agreement.

         4.4. ERISA. There is no ERISA Plan with respect to Borrower or any ERISA Affiliate, and neither Borrower nor any ERISA Affiliate has maintained, contributed to or been obligated to contribute to any ERISA Plan at any time within the preceding five (5) years.

         4.5. Taxes. Borrower has filed all federal, state and local tax returns that it is required to file, has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate, segregated reserves established for such taxes) and, to the extent such taxes are not yet due, has established reserves that are adequate for the payment thereof and are required by GAAP.

         4.6. Business, Debt, Contracts, Etc. Borrower has not conducted any business other than the development of the Project and activities incidental thereto, it has no outstanding Debt or other material liabilities other than pursuant to or allowed by the Credit Documents, and it is not a party to or bound by any material contract other than the Operative Documents to which it is a party.

         4.7. Filings. No filing, recording, refiling or rerecording other than those listed on Schedule 4 is necessary to perfect and maintain the perfection of the interest, title or Liens referred to in Section 4.20, and on the Closing Date all such filings or recordings (other than those that are required to be made only at a later date, which are so indicated on Schedule 7) will have been made.

         4.8. Governmental Regulation. Except as described in the following sentence, neither Borrower, nor any Affiliate of Borrower will, solely as a result of the construction, ownership, leasing or operation of the Project, or the entering into any Operative Document or any transaction contemplated hereby or thereby be subject to, or not exempt from, regulation under the Communications Act, or under state laws and regulations respecting the rates or the financial or organizational regulation of fiber optic data transmission companies. Borrower is a "telecommunications common carrier," as that term is defined in the Communications Act, and is classified as a non-dominant carrier by the FCC with respect to any domestic, interstate telecommunications service it offers. Borrower is authorized to provide domestic, interstate telecommunications service as a non-dominant carrier under the FCC regulatory framework, and it has filed an appropriate tariff with the FCC. Borrower is a "telecommunications company" under the New Mexico Telecommunications Act and a "public telecommunications service" provider under the Docket No. 1099 Rules and Regulations of the New Mexico State Corporation Commission ("NMSCC"). Pursuant to a grant of authority in a Certificate of Public Convenience and Necessity by Order dated October 23, 1995 of the NMSCC in Docket No. 94-371-TC ("NMSCC October 23 Order"), Borrower has authority to provide specified intrastate interexchange telecommunications services limited to nonswitched, dedicated private line services at speeds of 1.544 Mbps or higher, within the territory of New Mexico presently served by U.S. West. The initial New Mexico state tariff of Borrower was approved by the NMSCC October 23, 1995 Order. Borrower is not subject to regulation under any Governmental Rule as to securities, rates or financial or organizational matters that would preclude any Construction Loan, or the incurrence by Borrower of any of the Obligations or the execution, delivery and performance by Borrower of the Operative Documents.

         4.9. Financial Statements. The financial statements of Borrower, as of March 31, 1996, certified by an appropriate authorized officer or other authorized representative of Borrower, copies of which have been delivered to Lender, are true, complete and correct and fairly present the financial condition of Borrower as of the date thereof. The financial statements have been prepared in accordance with GAAP on a consistent basis throughout the periods indicated and with each other, except that any interim financial statements do not contain all footnotes required by GAAP and are subject to normal year-end adjustments. Borrower does not have and will not have any material liabilities, direct or contingent, except as will be disclosed in such financial statements.

         4.10. Partnerships and Joint Ventures. Borrower is not a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture.

         4.11. No Default.

                  (a) No Event of Default or Default has occurred or is existing.

                  (b) Borrower is not in default under any term of any Operative Document, or any agreement relating to any obligation of Borrower for or with respect to borrowed money, and to the best of Borrower's knowledge, no other party to any Project Document is in default with respect to any term thereof.

         4.12. Possession of Franchises, Licenses, Etc. Except as disclosed on
Schedule 3 and those the failure of which to obtain does not and will not have a Material Adverse Effect, Borrower possesses all franchises, certificates, licenses, Permits, and other authorizations from any Governmental Authorities (including the City of Albuquerque and the City of Rio Rancho), free from unduly burdensome restrictions, that are necessary or advisable for the leasing, ownership, maintenance and operation of its properties and assets, and Borrower is not in violation of any thereof in any respect. Borrower possesses all patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under the Operative Documents and Borrower is not in violation thereof in any respect or of any valid rights of others with respect to any of the foregoing.

         4.13. Permits. There are no Permits under existing law that are or will become Applicable Permits other than the Permits described in Schedule 3 and those the failure of which to obtain does not and will not have a Material Adverse Effect. Each Applicable Permit (including the City of Albuquerque and the City of Rio Rancho) is either (y) in full force and effect and is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification or revocation, in the case of those Permits listed in Part I of Schedule 3, or (z), of a type that is routinely granted on application and that would not normally be obtained before the commencement of a construction or reconstruction as contemplated by the Operative Documents in the case of those Applicable Permits listed in Part II of Schedule 3. Borrower has no reason to believe that any Permit so indicated on Schedule 3 will not be obtained before it becomes an Applicable Permit.

         4.14. Offices, Location of Collateral.

                  (a) The chief executive office or chief place of business (as such term is used in Division 9 of the Uniform Commercial Code as in effect in the State of New Mexico from time to time) of Borrower is located at 4317 NE Thurston Way, Vancouver, Washington, 98662.

                  (b) All of the Collateral (other than the Accounts, the shares of Borrower's Common Stock pledged pursuant to the Pledge Agreement, and general intangibles) is, or when installed pursuant to the Project Documents will be, located on the Leased Property or the Applicable Easements.

                  (c) Borrower's books of accounts and records are located at 4317 NE Thurston Way, Vancouver, Washington, 98662.

         4.15. Adverse Change. To the best of Borrower's knowledge, there are no facts or conditions, with respect to the Project or Borrower which have or in the future will have (so far as Borrower can now reasonably foresee) a Material Adverse Effect which are not listed on Schedule 5.

         4.16. Project Documents. Borrower makes, as of the time made, each of the representations and warranties contained in the Project Documents or any Additional Project Document to which Borrower is or will be a party to and for the benefit of Lender as if the same were set forth at length herein.

         4.17. Hazardous Substances.

                  (a) (i) Borrower, is not and has not in the past been in violation of any Hazardous Substance Laws, which violation could result in a material liability to Borrower or its respective properties and assets or in an inability of Borrower to perform its obligations under the Operative Documents;
(ii) neither the Borrower nor, to the best knowledge of Borrower, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the Leased Property or any part of the Project, or transported thereto or therefrom, any Hazardous Substances in any manner or in quantities that could reasonably be expected to subject Lender or Borrower to liability under any Hazardous Substance Law; (iii) there are no underground tanks, whether operative or temporarily or permanently closed, located on the Leased Property or any part of the Project; (iv) there are no polychlorinated biphenyls ("PCBs") or items containing PCBs used, stored or present at, on or near the Leased Property or any part of the Project, and (v) to the best knowledge of Borrower, there is or has been no condition, circumstance, action, activity or event that could form the basis of any violation of, or liability to Lender or its Affiliates under, any Hazardous Substance Law.

                  (b) There is no proceeding, investigation or inquiry by any Governmental Authority (including Governmental Authorities in the State of New Mexico and the U.S. Environmental Protection Agency) or any non-governmental third party with respect to the presence or release of such Hazardous Substances in, on, from or to the Leased Property or any part of the Project, and to the best knowledge of Borrower, no such proceedings have been requested, suggested or threatened by any such Governmental Authorities or non-governmental third parties.

                  (c) Borrower has no knowledge of any past or existing violations of any Hazardous Substances Laws by any Person relating in any way to the Leased Property or any part of the Project.

         4.18. Transfer of Contracts and Other Rights. All Project Documents and Applicable Permits have been entered into by or duly and validly assigned to Borrower free and clear of all Liens except Permitted Liens, and all necessary Persons have duly consented to such assignment.

         4.19. Litigation. There are no pending or, to the best of Borrower's knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which Borrower or the Project is a party or is subject, or by which any of them or any of their properties or the Project are bound that, if adversely determined to or against Borrower or the Project, would have a Material Adverse Effect, nor, to the best of Borrower's knowledge, is there any basis for any such action or proceeding.

         4.20. Title, Liens and Easements.

                  (a) On and after the Closing Date, Borrower will have a good, insurable and indefeasible title to the Project, and all of the Collateral relating to the Project, and a good, insurable and indefeasible interest in the Leased Property and a valid estate in the Applicable Easements other than the Easements described in Part II of Schedule 2, in each case free and clear of all Liens, encumbrances or other exceptions to title except Liens in favor of or created by Lender and Liens that do not interfere with the intended use for the Project by Borrower of the Leased Properties or Applicable Easements. The Lien of the Collateral Documents constitutes a valid and subsisting first priority perfected security interest in all the personal property described in the other Collateral Documents, subject to no Liens except the Permitted Liens.

                  (b) The security interests granted to Lender pursuant to the Collateral Documents in the Collateral (i) as to personal property included in the Collateral, constitute and, with respect to subsequently acquired personal property included in the Collateral, will constitute, perfected security interests under the UCC (to the extent such personal property is subject to the UCC) and (ii) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under the UCC (to the extent such personal property is subject to the UCC), superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except for Permitted Liens. Except to the extent possession of portions of the Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Lender's rights in and to the Collateral, including any recording, filing, registration, giving of notice or other similar action. The Collateral Documents relating to the Collateral and the financing statements relating thereto have been duly filed or recorded in each office and in each jurisdiction where required in order to create and perfect the first lien and security interest described above. Borrower has properly delivered or caused to be delivered to Lender all Collateral that requires perfection of the Lien and security interest described above by possession.

                  (c) There are no Easements that are or will become Applicable Easements other than the Easements described in Schedule 2. Each Applicable Easement is either (y) in full force and effect and is not subject to any unsatisfied condition that may allow material modification or revocation, in the case of those Easements listed in Part I of Schedule 2, or

(z) of a type that would not normally be obtained at the stage of the construction on the Closing Date, as contemplated by the Operative Documents, in the case of those Applicable Easements listed in Part II of Schedule 2. Borrower has no reason to believe that any Easement so indicated on Schedule 2 will not be obtained before it becomes an Applicable Easement.

         4.21. Utilities. All utility services necessary for the construction and the operation of the Project for its intended purposes are available or will be so available as and when required.

         4.22. Sufficiency of Project Documents.

                  (a) Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, the Applicable Easements, the Applicable Permits, and other rights granted pursuant to the Project Documents:

                           (i) comprise all of the property interests necessary
to secure any right material to the acquisition, leasing, development, construction, installation, completion, operation and maintenance of the Project in accordance with all Legal Requirements and in accordance with the Project Schedules, all without reference to any proprietary information not owned by Borrower;

                           (ii) are sufficient to enable the Project to be
located, constructed and operated; and

                           (iii) provide adequate ingress and egress for any
reasonable purpose in connection with the construction and operation of the Project.

                  (b) There are no services, materials or rights required for the construction or operation of the Project in accordance with the Construction Contracts, the Plans and Specifications and the Base Case Project Projections other than those that can reasonably be expected to be commercially available within the line items contained in the applicable Project Budget.

         4.23. Securities. No registration of the Note under the Securities Act of 1933, as amended, or under the securities laws of any state is required in connection with the offering, issuance, sale or transfer of the Note hereunder.

         4.24. Disclosure. Neither this Agreement nor any certificate furnished to Lender, or to any consultant submitting a report to Lender, by or, to the knowledge of Borrower, on behalf of Borrower in connection with the transactions contemplated by this Agreement, the other Project Documents or the design, construction, testing or operation of the Project, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements are made. There is no fact known to Borrower which Borrower has not disclosed in writing to Lender which does or reasonably could have a Material Adverse Effect.

         4.25. Construction Budget; Projections. Borrower has prepared the Project Budget and the Base Case Project Projections and is responsible for developing the assumptions on which the Project Budget and the Base Case Project Projections are based. The Project Budget and the Base Case Project Projections
(i) are, to the best of Borrower's knowledge as of the Closing Date, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, and (ii) as of the Closing Date are consistent with the provisions of the Project Documents. In the reasonable opinion of Borrower, as of the Closing Date the textual material accompanying the Base Case Project Projections discloses all information reasonably necessary for an understanding of the Base Case Project Projections, and does not contain any material misstatements or omit any information which, in conjunction with other information given, would be necessary to make such information not materially misleading.

         4.26. Intellectual Property. Borrower owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the operation of its business as presently conducted. To the best of Borrower's knowledge, (a) no product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower in connection with its business will infringe upon any patent, trademark, service mark, trade name, copyright, license or other intellectual property right of any other Person, (b) there are no pending or threatened claims or litigation against or affecting Borrower contesting or calling into question its right to sell or use any such product, process, method, substance, part or other material or (c) there is no existing pending or proposed, patent, invention, device, application or principle or any Governmental Rule or standard or code which would prevent or inhibit or substantially reduce the projected revenues of Borrower, or otherwise have a Material Adverse Effect.


                      ARTICLE 5 - COVENANTS OF THE BORROWER
                      -------------------------------------

                  Borrower covenants and agrees that so long as this Agreement is in effect, it will, unless Lender waives compliance in writing:

         5.1. Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge, give written notice to Lender of:

                  (a) Any litigation pending or, to the knowledge of Borrower, threatened against Borrower involving claims against Borrower or the Project in excess of $100,000 in the aggregate or involving any injunctive or declaratory relief, such notice to include copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

                  (b) Any dispute or disputes which may exist between Borrower and any Governmental Authority and which involve (i) claims against Borrower which individually exceed $100,000 or in the aggregate exceed $200,000, (ii) injunctive or declaratory relief, (iii) revocation, expiration or modification or the like of any Applicable Permit or Applicable Easement, or (iv) any Liens for taxes due but not paid;

                  (c) Any Event of Default or Default;

                  (d) Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of Borrower, its employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects Borrower or the Project, in excess of $50,000 for any one casualty or loss, or an aggregate of $100,000; or

                  (e) Any matter which has resulted or is likely, in light of other circumstances affecting Borrower, to have a Material Adverse Effect.

         5.2.  Financial Statements, Reports, Etc.

                  (a) Deliver to Lender (or cause to be delivered to Lender), in form and detail reasonably satisfactory to Lender, unless delivery and/or the timing of delivery is waived by Lender:

                           (i) As soon as available but no later than sixty (60)
days after the close of the first, second and third quarterly periods of its fiscal year, quarterly (and year-to-date) financial statements of and prepared by Borrower to include a balance sheet and an income and expense statement;

                           (ii) As soon as available but no later than one
hundred twenty (120) days after the close of each applicable fiscal year, audited financial statements of Borrower including a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts and a statement of cash flows, all prepared in accordance with GAAP and certified by an independent certified public accountant selected by the Person whose financial statements are being prepared and satisfactory to Lender. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of the applicable Person;

                           (iii) On the tenth day of each month, with respect to
the preceding month, a report with respect to the Project substantially in the form of Exhibit P hereto.

                           (iv) Within thirty (30) days after Completion of the
Project, "as built" maps indicating the locations related to each Easement, Permit, Collation Agreement, Inter-Connection Agreement, and Pole and Conduit Use Agreement.

                           (v) Such other statement or statements, list of
property and accounts, budgets, forecasts or reports relating to the Project, as Lender may reasonably request from time to time and that can be provided without unreasonable cost to or effort on the part of Borrower.

                  (b) Each time the financial statements are delivered under subsections (i) or (ii) of Section 5.2(a), a certificate signed by the natural person who is a senior financial officer of Borrower shall be delivered along with such financial statements, certifying that such officer has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and that such review has not, to the best of such officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default or a Default hereunder or under any Credit Document applicable to Borrower, or if any such event or condition existed or exists, the nature thereof and the corrective actions that Borrower has taken or proposes to take with respect thereto, and also certifying that the Borrower is in compliance with all applicable provisions of this Agreement or any other Credit Document applicable to Borrower or, if such is not the case, stating the nature of such non-compliance and the corrective actions which Borrower has taken or proposes to take with respect thereto.

         5.3. Existence, Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, (a) maintain and preserve its existence as a New Mexico corporation and all rights, privileges and franchises necessary or desirable in the normal conduct of its business, (b) perform all of its contractual obligations under the Project Documents and all other agreements and contracts by which it is bound, maintain all necessary Permits, including all Applicable Permits, with respect to its business and the Project, except such as may be contested in good faith or as to which a bona fide dispute may exist, provided that the non-payment of same would not reasonably be anticipated to result in a Material Adverse Effect or that provision is made to the satisfaction of Lender in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable, (c) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit, and (d) engage only in the business contemplated by the Operative Documents.

         5.4. Obligations. Pay all Obligations, howsoever arising, as and when due and payable, including taxes and tax claims, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist, provided that the non-payment of same would not reasonably be anticipated to result in a Material Adverse Effect or that provision is made to the satisfaction of Lender in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable and (b) Borrower's trade payables which shall be paid in the ordinary course of business.

         5.5. Damage and Cancellation Payments. Except as otherwise expressly permitted under this Agreement apply the proceeds of any surety, performance or similar bonds and any liquidated or other damages paid in respect of damage payments or performance payments by any contractors or subcontractors or other Persons involved in the construction and operation of the Project, to prepay the Loan Facility.

         5.6. Books, Records, Access. Maintain adequate books, accounts and records with respect to Borrower and the Project and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof, and permit employees or agents of Lender, at any reasonable times and upon reasonable prior notice to inspect all of Borrower's properties, including the Leased Property, to examine or audit all of Borrower's books, accounts and records and make copies and memoranda thereof and to observe the operation, maintenance and repair of the Project.

         5.7. Operation of Project and Annual Budget.

                  (a) (i) Keep the Project, or cause the same to be kept, in good operating condition consistent with Prudent Practices, all Applicable Permits and applicable Legal Requirements and all applicable requirements of the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Project in such condition; and (ii) operate and maintain the Project in a manner consistent with Prudent Practices and in compliance with the terms of the Project Documents so as to assure, to the extent reasonably possible, the maximum generation of net revenue for the Project consistent with the Project Documents.

                  (b) On or before the date forty-five (45) days prior to the Expected Completion Date, deliver to Lender an update of the Project Budget for the period from the date it is delivered until the anticipated commencement of commercial operation of the Project and the Annual Operating Budget for the period from the anticipated commencement of commercial operation through the end of the first full fiscal year thereafter (collectively, the "First Annual Operating Budget"), in form and substance reasonably acceptable to Lender, setting forth all anticipated start-up costs, Project Revenues, Debt Service, proposed distributions, maintenance, repair and operation expenses (including reasonable allowance for contingencies), and all other anticipated Operation and Maintenance Costs for the Project for such period. Such First Annual Operating Budget shall be delivered by Borrower to Lender no later than August 16, 1997. No less than forty-five (45) days in advance of the beginning of each fiscal year thereafter, Borrower will similarly adopt an Annual Operating Budget for the ensuing fiscal year covering the matters (other than start-up costs) specified above in this Section 5.7(b) and such other matters as may be reasonably required by Lender. Copies of the draft Annual Operating Budget for each year of operation shall be promptly furnished to Lender for review and approval. If Lender does not approve the draft Annual Operating Budget submitted by Borrower, Lender shall give written notice to Borrower within fifteen (15) days of Lender's receipt of such draft Annual Operating Budget in compliance with Section 10.1 hereof. If Lender and Borrower do not agree on a final Annual Operating Budget by the date the new fiscal year commences, the previous fiscal year Annual Operating Budget increased by ten percent (10%) shall be used until Lender and Borrower agree on the new final Annual Operating Budget; provided however, that if a dispute in the previous fiscal year resulted in such a ten percent (10%) increase in the Annual Operating Budget, the parties shall use the previous fiscal year Annual Operating Budget without increase. The Operation and Maintenance Costs in each such Annual Operating Budget which are subject to escalation limitations in the Project Documents shall not, absent extraordinary circumstances, be increased from year to year by more than the amounts provided in such Project Documents. Borrower will operate and maintain the Project, or cause the Project to be operated and maintained, within each Annual Operating Budget as approved by Lender.

         5.8. Completion. Achieve Completion in a timely and diligent manner in accordance with the Project Schedule, the Construction Contracts and the Plans and Specifications, the Project Budget as the same may be extended, and in no event later than May 15, 1997.

         5.9. Preservation of Rights; Further Assurances.

                  (a) Preserve, protect and defend the rights of Borrower under each and every Project Document, including prosecution of suits to enforce any right of Borrower thereunder and enforcement of any claims with respect thereto, and, at the request of Lender, permit Lender to participate in such capacity as it may choose in any such suit, any defense thereof or in the preparation therefor; provided, however, that upon the occurrence and during the continuance of any Event of Default, if Lender requests that certain actions be taken and Borrower fails to take the requested action within five (5) Business Days, Lender may enforce, in its own name, in the name of Lender or Borrower's name, such rights of Borrower.

                  (b) Use its best efforts to extend or renew the City of Albuquerque Franchise to a period at least as long as the period during which the Loan Facility is outstanding, including giving timely written notice under
Section 4 of the City of Albuquerque Franchise of Borrower's intention to seek renewal of such franchise.

                  (c) From time to time, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents, including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate relating to the Loan Facility stating the interest and charges then due and any known defaults, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of Lender with respect to all Collateral and other security from time to time furnished under this Agreement or intended to be so furnished, in each case in such form and at such times as shall be satisfactory to Lender, and pay all fees and expenses (including attorneys' fees and expenses) incident to compliance with this Section 5.9(b).

                  (d) If Borrower shall at any time acquire any real property or leasehold or other interest in real property, promptly upon such acquisition (or on the Closing Date if such acquisition occurred prior thereto) execute, deliver and record a mortgage, satisfactory in form and substance to Lender, subjecting such real property or leasehold or other interests to a lien and security interest of Lender created by such mortgage.

         5.10. Construction of Project. Make or cause to be made all contracts and do or cause to be done all things reasonably necessary for the acquisition, construction, expansion, improvement and equipping of the Project, with or without advertising for bids, and cause the Project to be constructed, expanded, improved and equipped substantially in accordance with the Plans and Specifications, the Construction Contracts, the Project Budget and Project Schedule (insofar as necessary to comply with Section 5.7) and not exceeding the disbursements as contemplated by the Construction Contracts, except as compliance therewith may be waived pursuant to Section 6.12 hereof. Without limiting the generality of the foregoing, Borrower shall diligently pursue and enforce all of its rights and remedies under the Construction Contracts, and any other contracts or agreements related to the construction of the Project and shall ensure that the Project is constructed substantially in accordance with all such contracts and agreements, to the extent applicable.

         5.11. Taxes, Other Government Charges and Utility Charges. Pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower or the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a lien on the Project. However, Borrower may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same, so long as (a) reserves reasonably satisfactory to Lender have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is immediately paid after resolution of such contest.

         5.12. Compliance with Laws, Instruments, Etc. At its expense, promptly
(a) comply, or cause compliance, in all material respects, with all laws, rules, regulations and Legal Requirements, including laws, rules, regulations and Legal Requirements, relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans and employee safety, with respect to Borrower or the Project, whether or not compliance therewith shall require structural changes in the Project or any part thereof or require major changes in operational practices or interfere with the use and enjoyment of the Project or any part thereof, and (b) procure, maintain and comply, or cause to be procured, maintained and complied with, in all material respects, all Permits required for any use of the Project or any part thereof, then being made or contemplated by the Operative Documents, except that Borrower may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such law, rule or regulation; provided that, (i) neither Lender nor Borrower would be subject to any criminal liability for failure to comply therewith and (ii) all proceedings to enforce such law, rule or regulation against Lender, Borrower, or the Project or any part of any of them, shall have been duly and effectively stayed during the entire pendency of such contest.

         5.13. Warranty of Title. Maintain (a) good, marketable and insurable leasehold estate to the Leased Property, and good, marketable and insurable title to the Applicable

Easements and (b) good, marketable, insurable and indefeasible title to all of its other respective properties and assets (other than properties and assets disposed of in the ordinary course of business) to the extent that failure to do so would have a Material Adverse Effect.

         5.14. Maintenance of Insurance.

                  (a) Required Insurance. Borrower shall, without cost to Lender, maintain or cause to be maintained on its behalf in effect at all times the types of insurance set forth in Schedule 6, together with any other types of insurance required under this Agreement.

                  (b) Rights of Lender. If at any time the insurance as herein provided shall be reduced or cease to be maintained, then (without limiting the rights of Lender hereunder in respect of the Event of Default which arises as a result of such failure) Lender may at its option obtain and maintain the insurance required hereby and, in such event, Borrower shall reimburse Lender upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Default Rate. If Borrower fails to respond in a timely and appropriate manner (as reasonably determined by Lender) to take any steps necessary or reasonably requested by Lender to collect from any insurers for any loss covered by any insurance required to be maintained by this Section 5.14, Lender shall have the right to make all proofs of loss, adjust all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of Borrower; provided, however, that Borrower shall, upon Lender's request and at Borrower's own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by Lender to collect from insurers for any loss covered by any insurance required to be obtained by this Section 5.14.

                  (c) Insurance Compliance. On or before the Closing Date and annually at each policy renewal Borrower shall furnish to Lender, (i) a certificate signed by a duly authorized representative of Borrower, listing the insurance then maintained by or on behalf of Borrower and stating that such insurance complies in all respects with the terms hereof, together with evidence of payment of the premiums thereon, and (ii) the report of Borrower's insurance broker, and prior to Completion, the report of Contractors' insurance broker, to the effect that Borrower's insurance complies in all respects with the terms of this Section 5.14 and Schedule 6.

                  (d) Borrower shall and shall cause (i) all of Borrower's contractors to, name Lender a loss payee or an additional insured on each insurance policy with respect to any aspect of the Project and (ii) all such insurance policies to provide Lender with written notice ten (10) days prior to cancellation of any such insurance policy for non-payment of premiums and thirty
(30) days prior to cancellation of any such insurance policy for any other reason.

         5.15. Event of Eminent Domain. If an Event of Eminent Domain shall be threatened or occur with respect to any Collateral, (a) promptly upon discovery or receipt of notice of any such threat or occurrence provide written notice thereof to Lender, (b) diligently pursue all its rights to compensation against the relevant Governmental

Authority in respect of such Event of Eminent Domain, (c) not, without the written consent of Lender, which consent shall not be unreasonably withheld, compromise or settle any claim against such Governmental Authority, (d) hold all amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain ("Eminent Domain Proceeds") in trust for the benefit of Lender, segregated from other funds of Borrower, for application in accordance with
Section 7.3, and (e) forthwith pay over to Lender all such amounts and proceeds in the same form as received (with any necessary endorsement) to be held and applied in accordance with the provisions of Section 7.3. Borrower consents to the participation of Lender in any eminent domain proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation.

         5.16. Indemnification.

                  (a) Indemnify, defend and hold harmless Lender and, in their capacities as such, Lender's respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for any and all losses, claims, obligations, liabilities, damages, injuries (to person, property or natural resources), penalties, stamp or other similar taxes, actions, causes of action, suits, judgments, costs and expenses (including attorneys' and consultants' fees and expenses) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee in any way relating to, or arising out of or in connection with
(i) this Agreement, the other Operative Documents or the Project; (ii) any Legal Requirement or Permit relating to the Project or Borrower, the release or presence of any Hazardous Substance at the Project or released or disposed of by the Project or by or on behalf of Borrower, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all costs required to be incurred in determining whether the Project is and causing the Project to be in compliance with all applicable Legal Requirements and Permits; and (iii) any claims, suits or liabilities against or of Borrower or its Affiliates.

                  (b) The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent the claims, damages, liabilities or losses arise as the direct and sole result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

                  (c) The provisions of this Section 5.16 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of Borrower's obligations hereunder and shall be in addition to any other rights and remedies of Lender.

                  (d) In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify in writing Lender and Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall thereafter be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability on such Indemnitee or a conflict of interest between such Indemnitee and Borrower or between such Indemnitee and another Indemnitee, and in such event (other than with respect to disputes between such Indemnitee and other Indemnitees) Borrower shall pay the reasonable expenses of such Indemnitee in such defense, but not more than the expense of one additional counsel.

                  (e) Borrower shall report to such Indemnitee on the status of such action, suit or proceeding as developments shall occur. Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each document which Borrower possesses relating to such action, suit or proceeding.

                  (f) Upon payment of any claim by Borrower pursuant to this
Section 5.16 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims. Payment thereof by any Indemnitee or the payment by such Indemnitee of any judgment or claim successfully perfected against such Indemnitee shall be payable upon demand of such Indemnitee.

                  (g) Any amounts payable by Borrower pursuant to this Section
5.16 shall be regularly payable within thirty (30) days after Borrower receives an invoice for such amounts from any applicable Indemnitee.

         5.17. Development Company Net Cash Flow Agreements. At the time of the closing of the debt financing of subsequent Network Projects funded by Lender or one of its Affiliates, enter into agreements pledging the Net Cash Flow of Borrower to support the Obligations of each other Development Company to Lender and its Affiliates upon a default or event of a default of any other Development Company; provided however, that a default or event of default on the part of another Development Company with respect to its Network Project Credit Agreement by itself, shall not constitute a default or event of default with respect to this Agreement by Borrower, but rather the Net Cash Flow of Borrower shall be available to cure the default or event of default of such other Development Company or Companies. Lender's and its Affiliates' interest in Borrower's Net Cash Flow pursuant to such pledge agreements shall be senior to all other Debt of Borrower (except Borrower's other Obligations to Lender under this Agreement) and any obligations of Borrower to Greenstar for management fees.

         5.18. Consents to Assignment. Borrower shall obtain consents to assignment from third parties to Project Documents not entered into as of the Closing at the time such Project Documents are entered into in the forms of Exhibit M-1, M-2 and M-3, as applicable. Borrower shall provide Lender with a status report with respect to Project Documents entered into and consents to assignment to be obtained no less frequently than every month in the monthly reports required pursuant to Section 5.2, commencing on the tenth day of the month which first occurs after the Closing Date. Borrower shall provide Lender with each new consent to assignment received within three (3) days of receipt by Borrower of such consent to assignment.


                         ARTICLE 6 - NEGATIVE COVENANTS
                         ------------------------------

         Borrower covenants and agrees that until the entire principal balance of the Loan Facility, together with all interest, fees, charges and costs due to Lender under this Agreement are paid in full, it will not, without the prior written consent of Lender:

         6.1. Contingent Liabilities. Except as provided in this Agreement, become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section
6.1 shall not be deemed to prohibit:

                  (a) The acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit; or

                  (b) The endorsement of negotiable instruments received in the normal course of its business.

         6.2. Limitations on Liens. Create, incur, assume or permit to exist any Lien, securing a charge or obligation on the Project or on any of the Collateral, real or personal, whether now owned or hereafter acquired, except Permitted Liens.

         6.3. Indebtedness. Incur, create, assume or permit to exist any Debt except (a) the Loan Facility, (b) up to Two Hundred Fifty Thousand Dollars ($250,000) of Debt incurred in the ordinary course of business and (c) obligations of Borrower for money borrowed to finance Project cost overruns pursuant to Section 3.5 which is unsecured and deeply subordinated to Borrower's Obligations to Lender hereunder, or cancel, modify, renew or otherwise rearrange any Debt or make execute or deliver any assignment for the benefit of creditors, bond, confession of judgment, mortgage or deed.

         6.4. Sale or Lease of Assets. Sell, lease, assign, transfer or otherwise dispose of assets or property, whether now owned or hereafter acquired, (a) except in the ordinary course of its business as contemplated by the Operative Documents and (b) except for obsolete, worn out or replaced property not used or useful in its business, in each case, at fair market value. The ordinary course of Borrower's business shall include sale or lease of irrevocable rights to use dark fiber and conduits.

         6.5. Changes. Change the nature of its business or expand its business other than (i) developing and operating a fiber optic and digital telecommunications network and (ii) provision of telecommunications services and capacity.

         6.6. Dividends, Redemptions, Etc. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose.

         6.7. Investments. Make or permit to remain outstanding any advances, loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

         6.8. Transactions With Affiliates. Directly or indirectly, enter into any transaction or series of transactions with or for the benefit of an Affiliate or utilize the collateral in any way for the furtherance of its or any of its Affiliates' personal business activities without the prior written approval of Lender, except for (i) the Services Agreement entered into between Borrower and GST as of October 1, 1995, an executed copy of which has been delivered to Lender, as the same may be amended from time to time with Lender's prior written consent, and (ii) any other agreement for the provision of goods or services by an Affiliate of Borrower to Borrower or by Borrower to an Affiliate of Borrower; provided that all direct and indirect fees and charges thereunder are reasonable and comparable to those available from other providers of such goods or services or to other customers of Borrower, as the case may be.

         6.9. Loan Proceeds; Project Revenues. Use, pay, transfer, distribute or dispose of any Loan Facility proceeds in any manner or for any purposes except as provided in Section 2.1(a)(iii) or of any Project Revenues in any manner or for any purposes except as provided in Section 7.1.

         6.10. Partnerships. Become a general or limited partner in any partnership or a joint venturer in any joint venture.

         6.11. Dissolution. Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity.

         6.12. Amendments; Change Orders; Completion. Cause, consent to or permit any amendment, modification, variance or waiver of timely compliance with any terms or conditions of any Project Document if it would have a Material Adverse Effect, or cancel or terminate any Operative Document to which Borrower is a party.

         6.13. Name and Location; Fiscal Year. Change its name or the location of its principal place of business without notice to Lender at least thirty (30) days prior to such change, or change its fiscal year without Lender's consent.

         6.14. Assignment. Assign its rights hereunder or under any of the Operative Documents to any Person.

         6.15. Transfer of Ownership Interests. Cause, make, suffer, permit or consent to any sale, assignment or transfer of any ownership or other interest in Borrower or any right thereto, except that GSI or any direct or indirect subsidiary of GSI that is a direct or indirect parent of Borrower (a "Specified GSI Subsidiary") may sell securities of a specified GSI Subsidiary in a transaction which does not result in the loss of control of such Specified GSI Subsidiary by GSI or a Specified GSI Subsidiary, as the case may be ("loss of control" includes the sale or other transfer of more than 49% of the Equity Securities of such Specified GSI Subsidiary or the rights thereto, and the loss of the voting power on the board of directors required to control such Specified GSI Subsidiary). As used herein, the transfer of an ownership interest in Borrower shall include direct and indirect transfers, including sale of stock or ownership interests or rights thereto in any entity which has a direct ownership interest in Borrower; provided that the provisions of this sentence shall not be applicable to the transfer of stock or ownership interests or rights thereto in GSI or any corporation the securities of which are publicly held.

         6.16. Abandonment of Project. Voluntarily abandon the development, construction, operation, maintenance or repair of the Project.

         6.17. Hazardous Substance. Release, emit or discharge into the environment any Hazardous Substances in excess of permitted levels or reportable quantities or in violation of other permitted concentrations, standards or limitations under any Hazardous Substance Laws, Legal Requirements or Applicable Permits.

         6.18. ERISA. Neither Borrower nor any ERISA Affiliate shall (i) adopt or institute any ERISA Plan, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the Code involving any Employee Benefit Plan or Multiemployer Plan which would subject either Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the Code or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the Code or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the Code, where singly or cumulatively, the above would have a Material Adverse Effect.


                        ARTICLE 7 - APPLICATION OF FUNDS
                        --------------------------------

         7.1.  Receipts Account and Operating Account.

                  (a) On or prior to the date of the initial Construction Loan hereunder, Borrower and Lender shall establish at Bank of America, Sacramento RBCO or another bank which shall be reasonably acceptable to Lender, accounts entitled "New Mexico Lightwave

Project -- Receipts Account" (the "Receipts Account) and "New Mexico Lightwave Project -- Operating Account" (the "Operating Account"), respectively. Borrower shall deposit all Project Revenues (excluding Construction Loan proceeds disbursed by Lender directly to the Person(s) entitled thereto) in the Receipts Accounts and the Operating Account shall be used to pay all Project Costs. On the first Business Day of each month until the Loan Facility has been repaid in full, provided no Default or Event of Default has occurred and is continuing, Lender will, to the extent funds are available in the Receipts Account and are not otherwise restricted or designated for a different use or purpose, transfer funds from the Receipts Account at the following times and in the following order of priority:

                           (i) Monthly, to the Operating Account the amount
shown for such month on the applicable Annual Operating Budget, for the payment of Operation and Maintenance Costs currently payable and with respect to which funds have not already been withdrawn from the Operating Account;

                           (ii) from time to time, to the payment of all fees,
costs, charges and any other amounts due and payable to Lender in connection with this Agreement and the other Credit Documents;

                           (iii) at the times set forth in Section 2.1(e), to
the payment of interest and principal on the Loan Facility;

                           (iv) on or within thirty (30) days after the dates
set forth in Section 2.1(e) and to the extent permitted under Section 6.6 and after the establishment of prudent reserves for any reasonably anticipated expenses or other items (which shall be retained in the Operating Account), to Borrower, any part of which may be used by Borrower to pay dividends to its shareholder in an aggregate amount up to the amount described in Section 6.6 and in compliance with applicable law.

Upon repayment in full of all amounts due under this Agreement and satisfaction of all Obligations under the Credit Documents, Lender shall disburse any amounts on deposit in the Receipts Account and the Operating Account to Borrower.

                  (b) Notwithstanding anything in Section 7.1(a) to the contrary, in lieu of transferring some or all of the amount shown on the applicable Annual Operating Budget into the Operating Account for the payment of Operation and Maintenance Costs, Lender may, and Borrower hereby authorizes Lender to, pay some or all of the Operation and Maintenance Costs directly to the Person(s) entitled thereto, and such payment shall discharge pro tanto the obligations of Lender hereunder with respect to such amounts.

                  (c) Any of the payments, disbursements or transfers of funds provided for in this Section 7.1 may be made notwithstanding the existence of a Default or Event of Default if the requirement that there be no existing Default or Event of Default is waived by Lender in its sole discretion. Such waiver may apply to any or all such payments, disbursements or transfers of funds and may apply to payments of a lesser priority without applying to payments of a greater priority. (For example, such a waiver may apply to payments of Debt Service without necessarily applying to payment of Operation and Maintenance Costs.)

                  (d) Operation and Maintenance Costs payable pursuant to
Section 7.1(a)(i) shall not in any event exceed the amounts shown on the approved Annual Operating Budget (as it may be revised from time to time as provided in Section 5.7(b)). Borrower shall promptly pay all Operation and Maintenance Costs in excess of the foregoing limit from funds which are otherwise distributable to Borrower hereunder, other unrestricted funds of Borrower or equity funds provided to Borrower. To the extent the Annual Operating Budget is revised pursuant to Section 5.7(b), additional amounts may be transferred to the Operating Account as set forth in Section 7.1(a).

                  (e) Notwithstanding the preceding provisions of this Section 7.1, so long as no Default or Event of Default has occurred and at such time as is ninety (90) days after any Default or Event of Default has been cured, provided that no other Default or Event of Default shall have occurred in such ninety (90) day period, Borrower shall have the right to operate the Receipts Account and the Operating Account consistent with the provisions of this Section
7.1 without the direct control of Lender; provided however, that Borrower will provide Lender with monthly reports on the balances, status and activity of such accounts, and provided further, that in no event shall any of the funds in such accounts be used for any purpose in violation of the terms and conditions of this Agreement, including without limitation, Section 6.6.

         7.2.  Application Of Insurance Proceeds.

                  (a) Each of the parties hereto agrees that all amounts and proceeds (including instruments) in respect of the proceeds of any insurance policy required to be maintained by Borrower hereunder ("Insurance Proceeds") shall, except as otherwise provided in clause (c) below, be paid by the active insurers directly to Lender (as loss payee or additional insured as provided in Section 5.14 and Schedule 6), and if paid to Borrower, such Insurance Proceeds shall be received only in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid over to Lender in the same form as received (with any necessary endorsements). Each of the parties hereto agrees, to the fullest extent that it effectively may do so under applicable law, that Lender shall apply all such Insurance Proceeds in accordance with the provisions of Sections 7.2(b) and 7.2(c).

                  (b) Unless an Event of Default shall have occurred and be continuing, any business interruption Insurance Proceeds received by Lender or Borrower shall be deposited into the Receipts Account.

                  (c) (i) If there shall occur any damage or destruction of the Project with respect to which Insurance Proceeds for any single loss not in excess of $500,000 are payable, such Insurance Proceeds shall be paid to Borrower and applied to the prompt payment of the cost of the repair or restoration of such damage or destruction.

                           (ii) If there shall occur any damage or destruction
of the Project with respect to which Insurance Proceeds for any single loss in excess of $500,000 are payable, Borrower shall promptly notify Lender. Such Insurance Proceeds shall be applied to the prompt repair or restoration of the Project in accordance with Section 7.2(c)(iii) to the extent determined by Borrower and, if Lender determines that such Insurance Proceeds should be applied to such repair or restoration to a greater extent in order for Borrower to be able to satisfy its obligations under the Operative Documents as well as before such damage or destruction, to such greater extent.

                           (iii) If there shall occur any damage to or
destruction of the Project with respect to which Section 7.2(c)(i) or (ii) requires repair or restoration and

                                    (A) if (1) such damage or destruction does
not constitute the destruction of all or substantially all of the Project, (2) Borrower and an independent engineer selected by Borrower and subject to Lender's approval, certify, and Lender determines in its reasonable judgment, that repair or restoration of the Project is technically and economically feasible within a six (6) month period and that a sufficient amount of funds is or will be available to Borrower to make such repairs and restorations, (3) the Lender determines that after repair and restoration the Project will be able to repay the Loan Facility and other amounts due the Lender as and when due, (4) after giving effect to any proposed repair and restoration, but only at the time that the same are expected to be made, such damage or destruction will not result in an Event of Default or a Default, (5) Lender shall receive an opinion of counsel acceptable to Lender to the effect that no material federal, state or local governmental license, registration, recording, filing, consent, Permit, order, authorization, certificate, approval, exemption or declaration is necessary to proceed with the repair and restoration and that no material amendment to this Agreement or any of the Credit Documents is necessary (or, if any such is necessary, Borrower is reasonably likely to be able to obtain such as and when required) for the purpose of subjecting the repairs or restorations to the Liens of the Collateral Documents, except such, if any, as may be delivered to Lender and that such amendments and other instruments (if any) have been duly executed and delivered by and are valid and binding agreements of Borrower and any other party thereto and subject such repairs or restoration to the Liens of the Collateral Documents, and (6) Lender shall receive such additional title insurance, title insurance endorsements, mechanic's lien waivers, certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such repairs or restoration or to preserve or protect the Lender's interest hereunder or in the Collateral, or

                                    (B) Lender shall direct Borrower to
undertake any repair or restoration, then Borrower shall cause any repairs or restoration to be commenced and completed promptly and diligently at the cost and expense of Borrower. From time to time after the Lender shall have duly approved the making of such repairs or restoration, and upon Borrower's written request and the presentation to Lender of all documents, certificates and information with respect to such Insurance Proceeds as Lender may reasonably request, including a certificate from Borrower (A) describing in reasonable detail the nature of the repairs or restoration, (B) stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of Borrower and that such amount is requested to pay the cost thereof, (C) stating that the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other Insurance Proceeds received by Borrower in respect of such damage of destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to Borrower to complete the Project,and (D) stating that no Event of Default has occurred and is continuing other than an Event of Default resulting solely from such damage or destruction, then any Insurance Proceeds (other than Insurance Proceeds with respect to business interruption) held by Lender arising out of such damage or destruction shall, be paid over to or at the direction of Borrower to pay for the cost of the repairs or restoration in respect of which such Insurance Proceeds were received to the extent of costs actually incurred.

                           (iv) If, after Insurance Proceeds have been applied
to the repair or restoration of the Project as provided in Sections 7.2(c)(i) or 7.2(c)(ii), Lender determines that the Project will be able to operate at a level enabling Borrower to satisfy its obligations hereunder as well as before the damage or destruction, any excess Insurance Proceeds shall be paid into the Receipts Account; provided that such excess Insurance Proceeds shall, in lieu of being paid into the Receipts Account, if and to the extent necessary to enable Borrower to satisfy its obligations hereunder (after accounting for the prepayment described in this sentence) as well as before such damage or destruction, be applied to the repayment of the Loan Facility in accordance with
Section 2.1(e).

                           (v) If an Event of Default or Default shall have
occurred and be continuing, then any provisions of Sections 7.2(c)(i) through 7.2(c)(iv) to the contrary notwithstanding, the Insurance Proceeds (including any Permitted Investments made with such proceeds, which shall be liquidated in such manner as Lender shall deem reasonable and prudent under the circumstances) may be applied by Lender to curing such Event of Default or Default. Any Insurance Proceeds remaining thereafter shall be applied as provided in this
Section 7.2.

         7.3.  Application of Eminent Domain Proceeds.

                  (a) All Eminent Domain Proceeds shall be paid by the condemning authority directly to Lender, and, if paid to Borrower, such Eminent Domain Proceeds shall be received only in trust for Lender, shall be segregated from other funds of Borrower and shall forthwith be paid over to Lender in the same form as received (with any necessary endorsement).

                  (b) (i) If the Eminent Domain Proceeds with respect to a single Event of Eminent Domain not in excess of $500,000 are payable, Borrower shall comply with Section 5.16, and such Eminent Domain Proceeds shall be paid to Borrower and applied to the prompt payment of the cost of the replacement or restoration of the Collateral if such replacement and restoration is practicable;

                           (ii) If the Eminent Domain Proceeds with respect to a
single Event of Eminent Domain in excess of $500,000 are payable, Borrower shall comply with

Section 5.15, and such Eminent Domain Proceeds shall be applied to the prompt replacement or restoration of the Collateral in accordance with Section 7.3(b)(iii) to the extent determined by Borrower and, if Lender determines that such Eminent Domain Proceeds should be applied to such replacement or restoration to a greater extent in order for Borrower to be able to satisfy its obligations under the Operative Documents as well as before such damage or destruction, to such greater extent.

                           (iii) If there shall occur any Event of Eminent
Domain with respect to which Section 7.3(c)(i) or (ii) requires restoration or replacement and

                                    (A) if (1) such Event of Eminent Domain does
not constitute the loss of all or substantially all of the Project, (2) Borrower and an independent engineer selected by Borrower and subject to Lender's approval, certify, and Lender determines in its reasonable judgment, that replacement or restoration of the Project is technically and economically feasible within a six (6) month period and that a sufficient amount of funds is or will be available to Borrower to make such replacements and restorations, (3) the Lender determines that after replacement and restoration the Project will be able to repay the Loan Facility and other amounts due the Lender as and when due, (4) after giving effect to any proposed restoration or replacement, but only at the time that the same are expected to be made, such Event of Eminent Domain will not result in an Event of Default or a Default, (5) Lender shall receive an opinion of counsel acceptable to Lender to the effect that no material federal, state or local governmental license, registration, recording, filing, consent, Permit, Easement, order, authorization, certificate, approval, exemption or declaration is necessary to proceed with the restoration or replacement and that no material amendment to this Agreement or any of the Credit Documents is necessary (or, if any such is necessary, Borrower is reasonably likely to be able to obtain such as and when required) for the purpose of subjecting the restored or replacement Collateral to the Liens of the Collateral Documents, except such, if any, as may be delivered to Lender and that such amendments and other instruments (if any) have been duly executed and delivered by and are valid and binding agreements of Borrower and any other party thereto and subject such replacement or restoration to the Liens of the Collateral Documents, and (6) Lender shall receive such additional title insurance, title insurance endorsements, mechanic's lien waivers, certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such restoration or replacement or to preserve or protect the Lender's interest hereunder or in the Collateral, or

                                    (B) Lender shall direct Borrower to
undertake any replacement or restoration, then Borrower shall cause any replacement or restoration to be commenced and completed promptly and diligently at the cost and expense of Borrower. From time to time after the Lender shall have duly approved the making of such restoration or replacement, and upon Borrower's written request and the presentation to Lender of all documents, certificates and information with respect to such Insurance Proceeds as Lender may reasonably request, including a certificate from Borrower (A) describing in reasonable detail the nature of the replacement or restoration, (B) stating the cost of such restoration or replacement and the specific amount requested to be paid over to or upon the order of Borrower and that such amount is requested to pay the cost thereof, (C) stating that the aggregate amount requested by Borrower in respect of such restoration or replacement (when added to any other Eminent Domain Proceeds received by Borrower in respect of such damage of destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to Borrower to complete the Project,and (D) stating that no Event of Default has occurred and is continuing other than an Event of Default resulting solely from such Event of Eminent Domain, then any Eminent Domain Proceeds held by Lender arising out of such Event of Eminent Domain shall, be paid over to or at the direction of Borrower to pay for the cost of the restoration or replacement of the Collateral in respect of which such Eminent Domain Proceeds were received to the extent of costs actually incurred.

                           (iv) If, after Eminent Domain Proceeds have been
applied to the restoration or replacement of the Collateral as provided in Sections 7.3(c)(i) or 7.3(c)(ii), Lender determines that the Project will be able to operate at a level enabling Borrower to satisfy its obligations hereunder as well as before the Event of Eminent Domain, any excess Eminent Domain Proceeds shall be paid into the Receipts Account; provided that such excess Eminent Domain Proceeds shall, in lieu of being paid into the Receipts Account, if and to the extent necessary to enable Borrower to satisfy its obligations hereunder (after accounting for the prepayment described in this sentence) as well as before such Event of Eminent Domain, be applied to the repayment of the Loan Facility in accordance with Section 2.1(e).

                  If Lender so determines that the Project should be restored, but no or insufficient replacement property is available for such restoration, then such Eminent Domain Proceeds shall be applied, after acquisition of whatever necessary replacement property is available, to the prepayment of the Loan Facility. After Eminent Domain Proceeds have been applied to the restoration of the Project as provided in the second previous sentence or if Lender has determined that the Project need not or can not be restored, any remaining Eminent Domain Proceeds or the entire fund of Eminent Domain Proceeds, as the case may be, shall be applied to the prepayment of the Loan Facility.

                           (v) Notwithstanding the foregoing provisions of this
Section 7.3, if an Event of Default shall have occurred and be continuing, any amount to be applied pursuant to this Section 7.3, shall be paid to Lender as security for the obligations of Borrower under the Credit Documents, and may be held, applied or realized upon by Lender as provided herein or in the other Credit Documents with respect to holding, applying or realizing upon Collateral after the occurrence of an Event of Default. To the extent any Eminent Domain Proceeds then remain, at such time thereafter as no Event of Default shall be continuing, such amount shall be applied as provided in this Section 7.3.

         7.4. Security Interest in Proceeds and Accounts. Borrower hereby pledges, assigns and transfers to Lender on behalf of Lender and grants Lender on behalf of Lender a security interest in and to all Insurance Proceeds and Eminent Domain Proceeds (collectively, "Proceeds") and Accounts as security for the Loan Facility and the full and faithful performance of all of Borrower's obligations hereunder and under the other Credit Documents. Borrower shall not have any rights or powers with respect to any Account except to have funds on deposit therein applied in accordance with this Agreement. Lender is hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by any Section of this
Article 7 or otherwise pursuant to the Credit Documents. Upon the occurrence of an Event of Default, Lender shall have all rights and powers with respect to Proceeds as it has with respect to any other Collateral and may apply Proceeds to the payment of interest, principal, fees, costs, charges or other amounts due or payable to Lender with respect to the Loan Facility in such order as Lender may elect in its sole discretion. Borrower shall not have any rights or powers with respect to Proceeds except as expressly provided in Section 7.5.

         7.5. Permitted Investments. All amounts held by Borrower and/or Lender in the Accounts or as Insurance Proceeds or Eminent Domain Proceeds shall only be invested in Permitted Investments as directed by and at the expense and risk of Borrower.


                     ARTICLE 8 - EVENTS OF DEFAULT; REMEDIES
                     ---------------------------------------

         8.1.  Events of Default.

         The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

                  (a) Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal on any of the Loan Facility on the date that such sum is due, (ii) any interest on any of the Loan Facility within five (5) days after the date that such sum is due, or (iii) any other fee, cost, charge or other sum due under the Credit Documents within ten (10) days after the date on which written notice is given to Borrower pursuant to the provisions of Section 10.1 that such sum is due.

                  (b) Judgments. A judgment or judgments shall be entered against Borrower (i) in the aggregate amount of $250,000 or more (other than (A) a judgment which is fully covered by insurance or discharged within sixty (60) days after its entry, or (B) a judgment, the execution of which is effectively stayed within sixty (60) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires) or (ii) which would reasonably be expected to materially impair or inhibit the construction of or Borrower's use or operation of the Project for the purpose for which the Project was intended or materially impair the value of the Collateral or the interests of the Lender under this Agreement and the other Credit Documents;

                  (c) Misstatements; Omissions. Any financial statement, representation, report, warranty or certificate made or prepared by, under the control of or on behalf of Borrower and furnished to the Lender pursuant to this Agreement or any other Credit Document, or in any separate statement or document to be delivered to the Lender hereunder or under any other Credit Document, shall contain an untrue or misleading statement of a material fact or shall fail to state a material fact necessary to make the statements therein not misleading as of the date made and as a result thereof, there is or is likely to be a Material Adverse Effect as determined by the Lender, provided that no Event of Default shall occur pursuant hereto if, within thirty (30) days of the date on which Borrower receives notice (from any source) that such untrue or misleading statement or failure to state a material fact has occurred, Borrower shall eliminate or otherwise address to the satisfaction of the Lender any such Material Adverse Effect relating to such misleading statement or failure to state a material fact.

                  (d) Bankruptcy; Insolvency. Borrower or Borrower's shareholder shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law (or any successor statute), or shall consent to the institution of an involuntary case thereunder against it; or Borrower or Borrower's shareholder shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; or Borrower or Borrower's shareholder shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or Borrower or Borrower's shareholder shall make an assignment for the benefit of creditors; or Borrower or Borrower's shareholder shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking the liquidation or reorganization of Borrower or Borrower's shareholder under the Bankruptcy Law (or any successor statute) or any similar proceeding shall be commenced against Borrower or Borrower's shareholder under any other applicable federal or state law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of Borrower or Borrower's shareholder and such appointment is not vacated within sixty (60) days, or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of Borrower or Borrower's shareholder or of all or a part of their property, shall have been entered; or any other similar relief shall be granted against Borrower or Borrower's shareholder under any applicable federal or state law.

                  (e) Cross Default. Borrower shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such agreements equals or exceeds $250,000 in the aggregate, or (ii) in the payment of any amount or performance of any obligation due under any guarantee or other agreement if in either case, pursuant to such default, the holder of the obligation concerned exercises its right to accelerate the maturity of an indebtedness evidenced thereby which equals or exceeds $250,000.

                  (f) ERISA. If Borrower or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (i) a reportable event (as defined in Section 4043(b) of ERISA) shall have occurred with respect to any ERISA Plan and, within thirty (30) days after the reporting of such reportable event to Lender by Borrower (or Lender otherwise obtaining knowledge of such event) and the furnishing of such information as Lender may reasonably request with respect thereto,

Lender shall have notified Borrower in writing that Lender has made a determination that, on the basis of such reportable event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan; or (ii) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (iii) the PBGC shall institute proceedings to terminate any ERISA Plan; or (iv) a complete or partial withdrawal by Borrower or any ERISA Affiliate from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Borrower or any ERISA Affiliate of its intent to terminate) under Section 4041A of ERISA; provided that any of the events described in this Section 8.1(f) shall involve (A) one or more ERISA Plans that are single-employer plans (as defined in Section 4001(a)(15) of ERISA) and under which the aggregate gross amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), including vested unfunded liabilities which arise or might arise as the result of the termination of such ERISA Plan or Plans, and/or (B) one or more Multiemployer Plans to which the aggregate liabilities of Borrower and all ERISA Affiliates, shall exceed Five Hundred Thousand Dollars ($500,000).

                  (g) Breach of Operative Documents. Borrower or any other party thereto shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Credit Document, Material Project Document or other agreement to which Borrower is a party and Lender shall have determined that such breach or default will have a Material Adverse Effect and such breach or default shall continue unremedied for thirty (30) days after notice from Lender to Borrower; provided, however, that if the breach or default cannot be remedied within such thirty (30) days despite Borrower's and/or such other party's, as the case may be, best efforts to do so and the breach or default is capable of being remedied within a period of ninety (90) days, Lender will not unreasonably withhold its consent to an extension for such additional period (not to exceed ninety (90) days) as is reasonably necessary beyond such initial thirty (30) day period to cure such breach of default if remedial action is promptly instituted within such thirty (30) day period and is thereafter diligently pursued until the breach or default is corrected. Notwithstanding the foregoing, Borrower's stockholder shall default in the performance of any of its respective obligations under its Pledge Agreement and such default is not cured within five (5) days after notice thereof to such stockholder from Lender.

                  (h) Breach of Terms of Agreement.

                           (i) Borrower shall fail to perform or observe any of
the covenants set forth in Sections 5.1, 5.2, 5.4, 5.7, 5.9, 5.11, 5.13, 5.14,
5.15, or 5.16, Sections 6.1 through 6.18 or Article 7; or

                           (ii) Borrower shall fail to perform or observe any
other covenant to be observed or performed by it hereunder or under any Credit Document and not otherwise specifically provided for in Section 8.1(h)(i) or elsewhere in Section 8.1, and such failure shall continue unremedied for a period of thirty (30) days after Borrower becomes aware thereof or receives written notice thereof from Lender, provided, however, that if such default is of a nature such that it cannot reasonably be cured within such thirty (30) day period but is susceptible to cure within a longer period, an Event of Default shall not result therefrom so long as (A) Borrower has, promptly upon discovery thereof, given written notice to Lender of such default (provided, that if any Event of Default is cured within any applicable time period specified herein, or waived or temporarily waived by the Lender, the failure alone to give notice of such Event of Default as provided in this sentence shall not be deemed an Event of Default); (B) Borrower as promptly as practicable commences action reasonably designed to cure such default and continues diligently to pursue such action and
(C) the Lender in its sole discretion shall have determined that such default does and will not have a Material Adverse Effect.

                  (i) Completion. Completion shall not have occurred by the Construction Loan Maturity Date.

                  (j) Loss of Status.

                           (i) The CPCN, the City of Albuquerque License or the
City of Rio Rancho License shall be revoked or suspended, or

                           (ii) Borrower shall lose its status as a nondominant
interexchange carrier under the Communications Act and the regulations thereunder and Lender determines in its discretion, that such loss could reasonably be anticipated to have a Material Adverse Effect, or

                           (iii) Administrative or judicial proceedings are
commenced by the City of Albuquerque, Bernalillo County, the NMSCC or the FCC that could result in the occurrence of either of subclauses (i) or (ii).

                  (k) Default in Construction. At any time prior to Completion, the Project shall be abandoned or work thereon shall cease for a period of more than thirty (30) days (which period shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued, but which period shall not include delays caused by Force Majeure and strikes not extending for any one work stoppage or abandonment beyond 30 days so long as an independent engineer, selected by Borrower and subject to Lender's approval, has certified that Completion is not likely to be achieved beyond the applicable Construction Loan Maturity Date, provided that Borrower gives Lender immediate written notice of all such events) for any reason, or the Project shall not be constructed substantially in accordance with the Plans and Specifications (except as to changes therein approved by the Lender or permitted by Section 6.12), or changes shall be made in the Plans and Specifications without the prior written approval of the Lender (except as to changes permitted by Section 6.12).

                  (l) Security. Any of the Collateral Documents, once executed and delivered, shall, except as the result of the acts or omissions of the Lender, in any material respect fail to provide the Lender the Liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby or cease to be in full force and effect, or the validity thereof or the applicability thereof to this Agreement, the Loan

Facility, the Note or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed or questioned by or on behalf of Borrower or any other party thereto or there shall occur a default or event of default (however defined) under any of the Collateral Documents, such default or event of default shall not have been cured within thirty (30) days after its occurrence and the Lender shall determine in its sole discretion that such default or event of default could have a Material Adverse Effect.

                  (m) Loss of Applicable Permit. Any Applicable Permit necessary for operation of the Project shall be revoked or cancelled by the issuing agency or other Governmental Authority having jurisdiction and within ninety (90) days thereafter Borrower is not able to replace or reinstate such Permit or demonstrate to the Lender that loss of such Permit will not have a Material Adverse Effect.

                  (n) Loss of Collateral. Any substantial portion of Borrower's property is seized or appropriated without fair value being paid therefor such as to allow replacement of such property and/or prepayment of the Loan Facility as provided in Section 7.3 and to allow Borrower in the Lender's reasonable judgment to continue satisfying its obligations hereunder and under the other Operative Documents.

         8.2.  Remedies.

         Upon the occurrence and during the continuation of an Event of Default, Lender may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that the Lender may elect, in addition to such other rights or remedies as the Lender may have hereunder, under the Collateral Documents or at law or in equity:

                  (a) No Further Loans. Refuse, and Lender shall not be obligated, to make any additional Construction Loans or make any payments from any Account or any Proceeds or other funds held or controlled by Lender under the Credit Documents or on behalf of Borrower.

                  (b) Cure. Without any obligation to do so, make disbursements or Construction Loans to or on behalf of Borrower to cure any Event of Default or Default hereunder and to cure any default and render any performance under any Project Documents as the Lender in its sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Lender's interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate, shall be repaid by Borrower on demand to Lender, and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Committed Amount.

                  (c) Acceleration. Declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs) and charges due hereunder or under any other Credit Document, immediately due and payable.

                  (d) Cash Collateral. Subject to Section 10.2, apply or execute upon any amounts on deposit in any Account or any Proceeds or Borrower Equity or any other moneys of Borrower on deposit with Lender in the manner provided in the Uniform Commercial Code and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.

                  (e) Possession of Project. Enter into possession of the Project and perform any and all work and labor necessary to complete the Project substantially according to the Construction Contract and the Plans and Specifications or to operate, maintain and repair the Project, and all sums expended by Lender in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Lender upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Total Construction Loan Commitment.

                  (f) Remedies Under Credit Documents. Exercise any and all rights and remedies available to it under any of the Credit Documents, including making demand for payment under any judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.


                          ARTICLE 9 - ASSIGNMENTS, ETC.
                          -----------------------------

         9.1.  Assignments.

         Lender may in accordance with applicable law, after giving reasonable notice to Borrower, sell and assign to one or more parties (individually, an "Assignee") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit Q (an "Assignment Agreement"), executed by each Assignee and Lender (as "Assignor") provided, however, that Lender shall not assign more than forty-nine percent (49%) of its rights or obligations hereunder or assign any of its rights or obligations hereunder to a competitor of Borrower or a Person who is or has been engaged in a dispute with Borrower; provided further, that upon notice that Lender intends to assign any part of its interest hereunder, Borrower shall promptly provide Lender with a list of its competitors and those Persons with which it has, or has had, disputes. Upon the execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee thereunder shall be a Lender hereunder with a Proportionate Share as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of Lender under this Agreement and the other Credit Documents, and (B) the Assignor thereunder shall be a Lender with a Proportionate Share as set forth on Attachment 1 to such Assignment Agreement, or, if the Proportionate Share of the Assignor has been reduced to

0%, the Assignor shall cease to be a Lender. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, Borrower, at its expense, shall execute and deliver to Lender in exchange for the respective surrendered Note of the Assignor thereunder, a new Note to the order of each Assignee thereunder (with each new Note to be in an amount equal to the Committed Amount assumed by such Assignee) and, if the Assignor has retained a Committed Amount hereunder, a new Note to the order of the Assignor (with the new Note to be in an amount equal to the Committed Amount retained by it). Each such new Note shall be dated the Closing Date and each such new Note shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the Assignor shall be returned by Lender to Borrower marked "cancelled".

         9.2. Confidentiality. Lender may disclose the Credit Documents and any financial or other information relating to Borrower to any potential Assignee.

         9.3. Securities Laws. Notwithstanding the foregoing provisions of this
Article 9, no sale, assignment, transfer, negotiation or other disposition of the interests of Lender hereunder or under the other Credit Documents shall be allowed if it would violate the Securities Act of 1933, as amended (the "Act"), or would require registration under the Act, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Lender, execute and deliver to Lender, or to such party or parties as Lender may designate, any and all further instruments as may in the opinion of Lender be necessary or advisable to give full force and effect to such disposition.


                           ARTICLE 10 - MISCELLANEOUS
                           --------------------------

         10.1. Notices. All notices, notifications and other communications required or permitted by this Agreement shall be in writing and shall be delivered by hand, telegraphically transmitted, sent by facsimile (with a copy sent by overnight mail), or mailed by overnight courier to the parties at the following addresses (or such other address for a party as shall be specified by notice given pursuant hereto):

          If to Lender:       c/o Tomen America Inc.
                              1285 Avenue of the Americas
                              New York, NY 10019
                              Attn: Takashi Yoshida
                              Facsimile No. (212) 397-3351

          with a copy to:     Orrick, Herrington & Sutcliffe
                              400 Sansome Street
                              San Francisco, CA 94111
                              Attn: Michael R. Meyers
                              Facsimile No. (415) 773-5759

         If to Borrower:      GST New Mexico Lightwave, Inc.
                              4317 NE Thurston Way
                              Vancouver, WA 98662
                              Attn:  John Warta, Chief Executive Officer
                              Facsimile No. (360) 260-2075

         with a copy to:      Olshan Grundman Frome & Rosenzweig, LLP
                              505 Park Avenue
                              New York, NY 10022
                              Attn: Stephen Irwin
                              Facsimile No. (212) 755-1467

         Notices delivered by hand, telegraphically transmitted, or sent by facsimile shall be deemed given the day so delivered, transmitted or sent. Notices delivered or mailed as provided herein shall be deemed given on the date of actual receipt. Failure to deliver a copy of a notice to counsel for a party as provided above shall not constitute failure to give notice hereunder. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of thirty (30) days' notice to the other parties in the manner set forth hereinabove.

         10.2. Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from Lender and any Project Revenues, securities or other property of Borrower in the possession of Lender may at all times be treated as collateral security for the payment of amounts due with respect to the Loan Facility and the Note and all other obligations of Borrower to Lender under this Agreement and the other Credit Documents, and Borrower hereby pledges to Lender for the benefit of the Lender and grants Lender a security interest in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, Lender and only Lender, may execute or realize on the Lender's security interest in any such deposits or other sums credited by or due from Lender to Borrower, may apply any such deposits or other sums to or set them off against Borrower's obligations to Lender under the Note and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

         10.3. Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to the Lender upon the occurrence of any Event of Default or Default or any breach or default of Borrower under this Agreement or any other Credit Document shall impair any such right, power or remedy of the Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default,

Default or other breach or default be deemed a waiver of any other Event of Default, Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any Event of Default, Default or other breach or default under this Agreement or any other Credit Document, or any waiver on the part of Lender of any provision or condition of this Agreement or any other Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

         10.4. Costs, Expenses and Attorneys' Fees. Borrower will pay to Lender on demand (a) all reasonable out-of-pocket costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the enforcement or protection (or attempted enforcement or protection) of any rights or remedies of Lender under this Agreement or any other Credit Document and (b) the reasonable fees, expenses and disbursements of any engineering, environmental, insurance, construction or other consultants to Lender incurred in connection with any of the foregoing.

         10.5.  Attorney-In-Fact.

                  (a) For the purpose of allowing Lender to exercise the rights and remedies provided in Article 8, following the occurrence and during the continuation of an Event of Default, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution, to complete any or all of the Project in the name of Borrower, and hereby empowers such attorney or attorneys as follows:

                           (i) To use any unadvanced proceeds of the
Construction Loans and any Borrower Equity for the purpose of completing, operating, maintaining and repairing any or all of the Project and to perform any and all of Borrower's obligations under the Project Documents;

                           (ii) To make such changes and corrections in the
Plans and Specifications or the operating and maintenance practices and procedures of the Project as they consider reasonably necessary or desirable to complete the work on any or all of the Project in substantially the manner contemplated by the Construction Contracts;

                           (iii) To employ such contractors, subcontractors,
agents, architects, inspectors and other Persons as reasonably shall be required for such purposes;

                           (iv) To pay, settle or compromise all bills and
claims which may be or become liens or security interests against any or all of the Project or the Collateral, or any part thereof, unless a bond or other security satisfactory to Lender has been provided;

                           (v) To execute applications and certificates in the
name of Borrower which reasonably may be required by the Credit Documents or any other agreement or instrument executed by Borrower in connection with the Project;

                           (vi) To prosecute and defend all actions or
proceedings in connection with the Project or the Collateral or any part thereof and to take such action and require such performance as Lender reasonably deems necessary under any performance and payment bond or the Credit Documents;

                           (vii) To do any and every act which Borrower might do
on its behalf with respect to the Collateral or any part thereof or any or all of the Project and to exercise any or all of Borrower's rights and remedies under any or all of the Project Documents; and

                           (viii) To use any funds in any Account to pay
interest or principal with respect to the Loan Facility or fees and other amounts due to Lender, as they may be due from time to time or, to pay Project Costs.

                  (b) The powers of attorney set forth in this Section 10.5 shall be deemed to be powers coupled with interests and shall be irrevocable.

         10.6. Entire Agreement; Amendments and Modifications. This Agreement and any agreement, document or instrument attached hereto as exhibits or schedules or otherwise or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings, in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Credit Documents may only be amended or modified by an instrument in writing signed by Borrower, Lender and any other parties to be charged or as set forth in Section 9.1.

         10.7. Governing Law. This Agreement, and any instrument or agreement required hereunder (to the extent not expressly provided for therein), shall be governed by, and construed under, the laws of the State of New York without reference to conflicts of law rules.

         10.8. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.9. Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

         10.10. Accounting Terms. All accounting terms used in this Agreement or in any other Credit Document shall be construed, and all accounting and financial computations, hereunder or thereunder, shall be computed, in accordance with GAAP.

         10.11. No Partnership; Etc. The Lender and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this

Agreement, the Note or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Lender and Borrower or any other Person. The Lender shall not be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project and to perform all obligations and other agreements and contracts relating to the Project shall be the sole responsibility of Borrower.

         10.12. Limitation on Liability. No claim shall be made by Borrower, any shareholder of Borrower or sponsor or any of their Affiliates against the Lender or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         10.13. Waiver of Jury Trial. THE LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

         10.14. Consent to Jurisdiction. The Lender and Borrower agree that, except as may otherwise be required by law, any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Note, or any other Credit Document may be brought in or removed to the courts of the State of New York sitting in New York City, or of the United States of America for the Southern District of New York, as Lender may elect. By execution and delivery of this Agreement, Lender and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Lender and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Lender or Borrower, as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Business Days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of Lender to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of a mortgage. Notwithstanding the foregoing, service of process shall not be deemed mailed (i) to Lender until a copy of all matters to be served have been mailed to Orrick, Herrington & Sutcliffe, 400 Sansome Street, San Francisco, California 94111, Attention: Michael R. Meyers, Esq. or such other Person as Lender may hereafter designate by notice given pursuant to Section 10.1 or (ii) to Borrower until a copy of all matters to be served have been mailed to Olshan, Grundman, Frome & Rosenzweig, LLP, 505 Park Avenue, New York, New York 10022,
Attention: Stephen Irwin, Esq. or such other Person as Borrower may hereafter designate by notice given pursuant to Section 10.1. Lender and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by Lender on or under this Agreement, the Loan Facility and/or the other Credit Documents is usurious. Lender and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.

         10.15. Usury. Nothing contained in this Agreement or the Note shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which Lender or other holders of the Note ("Note Holders") may lawfully charge under any applicable usury laws. In the event that Lender or other Note Holders shall collect moneys under this Agreement, the Note or any other Credit Document which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Lender or other Note Holders, be returned to Borrower or credited against the principal balance of the Note then outstanding.

         10.16. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender.

         10.17. Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by each of the parties listed below shall constitute a single binding agreement.

                                 *   *   *   *

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                            GST NEW MEXICO LIGHTWAVE, INC.,
                            a New Mexico corporation,
                            as Borrower


                            By:  /s/ Clifford V. Sander
                               ------------------------------------------------
                            Name:         Clifford V. Sander
                            Title:        Assistant Secretary and Vice President


                            TM COMMUNICATIONS LLC,
                            a Delaware limited liability company,
                            as Lender


                            By:  /s/ Takashi Yoshida
                               ------------------------------------------------
                            Name:         Takashi Yoshida
                            Title:        Vice President

                                                                     EXHIBIT A
                                                                     ---------

                                   DEFINITIONS
                                   -----------


                  "Account Debtor" has the meaning given in Section 5(c) of the Security Agreement.

                  "Account Security Agreement" has the meaning given in Section 2.7(a) of the NML Credit Agreement.

                  "Accounts" means the Receipts Account and the Operating
Account.

                  "Act" means the U.S. federal Securities Act of 1933, as amended.

                  "Additional Information" has the meaning given in Section 2.1(a) of the Master Agreement.

                  "Additional Project Documents" means any other contracts or agreements related to the construction, testing, maintenance, repair, operation or use of the Project entered into by Borrower and any other Person subsequent to the Closing Date.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended provided, however, that in no case shall Lender or any of its Affiliates be deemed to be Affiliates of Greenstar.

                  "Alternate Interest Rate" means a fluctuating per annum rate of interest as shall be in effect from time to time which rate shall at all times be equal to the Federal Funds Rate plus three percent (3%). Any change in the Alternate Interest Rate due to a change in the Federal Funds Rate shall be effective as of the effective date of such change in such Federal Funds Rate.

                  "Alternate Interest Rate Loan" means any portion of the Loan Facility converted pursuant to Section 2.5(a) of the NML Credit Agreement into a loan at the Alternate Interest Rate.

                  "AMEX" means the American Stock Exchange.

                  "Annual Operating Budget" means, with respect to any fiscal year of Borrower, an annual operating budget setting forth all reasonably anticipated Project Revenues, Debt Service, Operation and Maintenance Costs, allowances for reserves, and information described in Section 5.7(b) of the NML Credit Agreement. "Annual Operating Budget" includes the First Annual Operating Budget.

                  "Applicable Easement" means any Easement that is necessary at any given time in light of the stage of development, construction or operation of the Project to construct, test, operate, maintain, repair, own or use the Project as contemplated by the Operative Documents, to enter into any Operative Document or to consummate any transaction contemplated thereby.

                  "Applicable Permit" means any Permit, including any zoning, environmental protection, pollution, sanitation, FCC, NMSCC, safety, sitting, building or other Permit, (a) that is necessary at any given time in light of the stage of development, construction or operation of the Project to construct, test, operate, maintain, repair, own or use the Project as contemplated by the Operative Documents, to enter into any Operative Document or to consummate any transaction contemplated thereby, or (b) that is necessary so that neither Borrower nor any Affiliate may be deemed by any Governmental Authority to be subject to regulation under the Communications Act or under any state laws or regulations as a result of the construction and operation of the Project.

                  "Assigned Agreement" has the meaning given in Section 2(d)(i) of the Security Agreement.

                  "Assignee" has the meaning given in Section 9.1 of the NML Credit Agreement.

                  "Assignment" has the meaning given in Section 9.1 of the NML Credit Agreement.

                  "Assignment Agreement" has the meaning given in Section 9.1 of the NML Credit Agreement.

                  "Assignor" has the meaning given in Section 9.1 of the NML Credit Agreement.

                  "Bankruptcy Law" means Title 11 of the United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

                  "Base Case Project Projection" means a projection of operating results for the Project over a period ending no sooner than five (5) years beyond the Expected Completion Date, showing at a minimum Borrower's reasonable good faith estimates, as of the applicable Closing Date, of revenue, operating expenses, debt service coverage ratios and sources and uses of revenues over the forecast period, which projection shall be delivered at the applicable Closing Date.

                  "Borrower" means GST New Mexico Lightwave, Inc., a New Mexico corporation.

                  "Borrower Equity" means any non-borrowed funds contributed by Borrower, or any shareholder of Borrower on behalf of Borrower, toward Project Costs.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in Albuquerque, New Mexico or New York, New York and, with respect to the determination of the LIBOR Rate, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Contribution" means the contribution to capital to be made prior to the Closing as set forth in Section 3.1(h) of the NML Credit Agreement.

                  "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of assets of the Borrower valued in excess of $5,000,000; (ii) the liquidation or dissolution of the Borrower; and
(iii) any transaction or series of transactions that results in GSI ceasing to hold and control, directly or indirectly, fifty percent (50%) or more of the Equity Securities of Borrower.

                  "Change of Law" has the meaning given in Section 2.5(b) of the NML Credit Agreement.

                  "Charter Documents" means, as to any Person other than a natural person, the charter, certificate or articles of incorporation, bylaws or other organizational or governing documents of such Person, including, with respect to a partnership, a partnership agreement and any certificate of limited partnership or similar document.

                  "City of Albuquerque License" means the nonexclusive franchise, right and privilege to erect, construct, maintain and operate within the corporate limits of the City of Albuquerque, New Mexico, a telecommunication system to supply city residents and others with telecommunication service granted to Borrower by the City of Albuquerque on July 17, 1995.

                  "City of Rio Rancho License" means the non-exclusive right and privilege to construct, erect, operate and maintain, in, upon, along, across, above, over and under the streets, alleys, public way and public places now in use or dedicated, and all extensions thereof, and additions thereto, in the City of Rio Rancho, poles, wires, cables, underground conduits, manholes and other telecommunications facilities necessary or proper for the maintenance and operation in said City of Rio Rancho, the Company's telecommunications business as that term is defined in ss.63-9A-3.L, NMSA 1978, and set forth in its CPCN as amended from time to time, granted to Borrower by the City of Rio Rancho on January 24, 1996.

                  "Closing Date" means the date when each of the conditions precedent listed in Section 3.1 of the NML Credit Agreement has been satisfied (or waived in writing by Lender).

                  "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

                  "Collateral" means all real and personal property which is subject or is or is intended to become subject to the security interests or lien granted by any of the Collateral Documents.

                  "Collateral Documents" means the Pledge Agreement, the Security Agreement, the Account Security Agreement, the GST Security Agreement, the Consents, the Net Cash Flow Agreements, the Net Cash Flow Account Security Agreements, and the other agreements to be entered into pursuant to Section 5.17 of the NML Credit Agreement, the Construction Deeds of Trust and any financing statements and the like filed or recorded in connection with the foregoing.

                  "Collocation Agreements" means the agreements entered into or to be entered into between NML and local exchange carriers with respect to physical or virtual collocation with respect to the Project.

                  "Committed Amount" means Eight Million Dollars ($8,000,000).

                  "Communications Act" means the Communication Act of 1934, as amended.

                  "Completion" means, with respect to the Project, that the Project shall have been substantially completed in all material respects and that all work under the Construction Contracts shall have occurred and that completion of all such work shall have been in accordance with the Plans and Specifications and the requirements of all Applicable Permits for the Project.

                  "Completion Date" means, with respect to the Project, the earlier of: (i) the date of Completion of the Project, and (ii) May 15, 1997.

                  "Consents" shall mean a consent executed by each party to the Project Documents (other than Lender) in substantially the form of Exhibit M-1, M-2 or M-3 hereto, as applicable.

                  "Construction Contracts" means the Construction Contract between NML and US Communications, Inc. dated September 26, 1995 and the other Construction Agreements to be entered into with respect to the construction of the Project, subject to the terms and conditions of the NML Credit Agreement.

                  "Construction Deeds of Trust" shall mean the construction deeds of trust filed in connection with the Closing, in substantially the form of Exhibit I.

                  "Construction Loan" has the meaning given in Section 2.1(a)(i) of the NML Credit Agreement.

                  "Construction Loan Availability Period" means with respect to the Project the period from the Closing Date to the earlier of Completion or the Construction Loan Maturity Date.

                  "Construction Loan Borrowing" means a borrowing by Borrower consisting of a Construction Loan made by the Lender.

                  "Construction Loan Maturity Date" shall mean, with respect to the Project, the date which is one year after the Closing Date.

                  "Contractors" means U. S. Communications, Inc. and such other contractors as may be selected by Borrower and approved by Lender.

                  "CPCN" means the Certificate of Public Convenience and Necessity Granted to Borrower by the NMSCC on October 23, 1995.

                  "Credit Documents" means the NML Credit Agreement, the Note, the Collateral Documents and the Consents.

                  "Credit Event" means the making of any Construction Loan and any other extension of credit hereunder.

                  "Debt" of any Person at any date means, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (h) all Debt of others guaranteed directly or indirectly by such person or as to which such Person has an obligation substantially the economic equivalent of a guarantee.

                  "Debt Service" means for any Person and any period all Obligations for principal and interest payments on Debt of such Persons due in such period.

                  "Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

                  "Default Rate" means an interest rate per annum equal to the interest rate then in effect on the Loan Facility plus three percent (3%). All computations of interest with respect to the Default Rate shall be based on a year of 360 days and actual days elapsed.

                  "Depositary Bank" has the meaning given in Section 8(b) of the Security Agreement.

                  "Development Companies" means corporations which are direct or indirect subsidiaries of GSI and/or GST which will develop the Network Projects.

                  "Dollars" and "$" means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

                  "Drawdown Certificate" means a certificate delivered to Lender pursuant to Section 3.2(b) of the NML Credit Agreement substantially in the form of Exhibit C-2 thereto.

                  "Easement Property" means the property subject to all Easements and similar agreements described on Schedule 2 attached hereto.

                  "Easements" means any easement, other right of way or license provided or agreed to by any Person other than a Governmental Authority.

                  "Eminent Domain Proceeds" has the meaning given in Section
5.15 of the NML Credit Agreement.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                  "Equipment" has the meaning given in Section 2(c) of the Security Agreement.

                  "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person which is treated as a single employer with Borrower under Section 414 of the Code.

                  "ERISA Plan" means any employee benefit plan (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

                  "Estoppel and Consent Certificate" shall mean an estoppel and consent certificate in substantially the same form of Exhibit L.

                  "Event of Default" means any event specified in Article 8 of the NML Credit Agreement.

                  "Event of Eminent Domain" means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral or any of the mortgaged property described in a mortgage by any agency, department, authority, commission, board, instrumentality or political subdivision of the State of New Mexico, the United States or another Governmental Authority having jurisdiction.

                  "Exercise Price" has the meaning given in Section 2 of the Warrant.

                  "Expected Completion Date" means March 31, 1997.

                  "FCC" means the Federal Communications Commission and its successors.

                  "Federal Funds Rate" means the per annum rate of interest at which Federal funds in the amount of the Loan Facility scheduled to be outstanding as of the commencement of the relevant Interest Period are offered to the Lender for such Interest Period by Federal funds brokers in New York at approximately 11:00 a.m. New York time on the date two Business Days prior to the first day of such Interest Period.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "First Annual Operating Budget" has the meaning given in
Section 5.7(b) of the NML Credit Agreement.

                  "Fixed Rate" means a rate per annum equal to the annual yield which a United States government securities dealer of recognizes standing, selected by the Lender in its sole discretion, offers to the Lender at approximately 11:00 a.m. New York time on the day preceding the date of conversion for the purchase of United States Treasury notes or bonds in an aggregate principal amount of $1,000,000 or more maturing approximately on the Maturity Date plus 3.00% plus swap costs.

                  "Force Majeure" means a delay in or failure of performance by a Person attributable to unforeseeable occurrences beyond the control of such Person, including acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any Governmental Authority; unforeseen changes in laws, regulations or orders, acts of declared or undeclared war; use of any weapon of war employing atomic fission or radioactive force, whether in time of peace or war; shipwreck; public disorder, rebellion or sabotage, revolution, epidemics, landslides, hurricanes, earthquakes, floods, riots, partial or entire failure of utilities, quarantine, or similar causes; strikes, lockouts or other labor disputes (excluding a strike at the Site or by employees of a Contractor unless such strike or disturbance is in violation of a "no strike" provision of a Project labor agreement). Financial difficulties of any kind are explicitly excluded from this definition of Force Majeure.

                  "GAAP" means generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

                  "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the FCC, the NMSCC, or any arbitrator with authority to bind a party at law).

                  "Governmental Charges" has the meaning given in Section 1 of the Security Agreement.

                  "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

                  "Greenstar" means GSI, GUS, GST, PLI, NML, GST Tucson Lightwave, Inc., GST Pacwest Telecom Hawaii, Inc., and their Affiliates.

                  "GSI" means GST Telecommunications Inc. (formerly known as "Greenstar Telecommunications Inc."), a corporation organized under the laws of Canada.

                  "GST" means GST Telecom Inc., a Delaware corporation.

                  "GST Security Agreement" has the meaning given in Section 2.7(a) of the NML Credit Agreement.

                  "GST Services Agreement" means the Services Agreement between NML and GST, dated as of October 1, 1995.

                  "GUS" means GST USA, Inc. (formerly known as "Greenstar USA, Inc."), a Delaware corporation.

                  "Hazardous Substances" means substances defined as "hazardous substances," in Section 101 of the CERCLA (42 U.S.C. Section 9601); those substances defined as "hazardous waste" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C. Section 1321); those substances defined as "hazardous materials" in
Section 103 of the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq. at Section 1802); those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA (15 U.S.C. Sections 2605,
2606); those substances defined as "contaminants" by Section 1401 of the SDWA (42 U.S.C. Section 300f), if present in any surface or ground water in excess of maximum contaminant levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA (7 U.S.C. Section 136(u)); those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA (42 U.S.C. Section 2014); those substances defined as "residual radioactive material" by Section 101 of the UMTRCA (42 U.S.C. Section 7911); those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq. at Section 655); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; and in the regulations adopted and publications promulgated pursuant to any Hazardous Substance Laws, whether or not such regulations or publications are specifically referenced herein.

                  "Hazardous Substance Laws" means: (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.)("CERCLA"); (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.)("Clean Water Act" or "CWA"); (c) the Resource Conversation and Recovery Act (42 U.S.C. Section 6901 et seq.)("RCRA");
(d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.)("AEA"); (e) the Clean Air Act (42 U.S.C. Section 7401 et seq.)("CAA"); (f) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.)("EPCRA"); (g) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.)("FIFRA"); (h) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486); (i) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.)("SDWA"); (j) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.)("SMCRA"); (k) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.)("TSCA"); (l) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.)("UMTRCA"); and (m) all other Federal, state and local Governmental Rules which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

                  "Insurance Proceeds" has the meaning given in Section 7.2(a) of the NML Credit Agreement.

                  "Interconnection Agreements" means the Communications Services Agreement between NML and AT&T dated December 15, 1995, Competitive Access Provider Service Agreement between GST and Sprint Communications Company L.P. dated October 12, 1995, Building Space License Agreement for Shared Customer Provided Access between NML and AT&T, Synchronization Interconnection Agreement between NML and AT&T dated January 17, 1996, the Master Capacity Agreement between GST and MCI dated October 12, 1995 (with respect to Borrower), and any other interconnection agreement entered into or to be entered into with respect to the Project.

                  "Interest Period" means (a) the period commencing on May 24, 1996 and ending on August 24, 1996 and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the numerically corresponding day in the third succeeding calendar month; provided, however, that (1) the initial Interest Period with respect to each Construction Loan other than the initial Construction Loan shall commence on the date on which such subsequent Construction Loan is advanced and end on the last day of the then current Interest Period as established above; (2) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (3) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (4) no Interest Period shall end after the Maturity Date.

                  "Inventory" has the meaning given in Section 2(e) of the Security Agreement.

                  "Leased Property" means the real property subject to or covered by the Leases.

                  "Leases" means any lease of property necessary or entered into in connection with respect to the Project.

                  "Lease Sites" means: (i) Suite 120A located at 505 Marquette, N.W., Albuquerque, N.M. (approximately 1,095 sq. ft.), (ii) Suite 1000 located at 3830 Singer Blvd., N.E., Albuquerque, N.M. (approximately 20,000 sq. ft.);
(iii) building and parking space at 5540 Midway Park Place, N.E., Albuquerque, N.M. (approximately 5,700 sq. ft.) and the sites which are the subject of the other Leases to be entered into with respect to the Project, and all rights, rights of way and appurtenances thereto, covering certain real property in Bernalillo County, New Mexico with respect to the Project.

                  "Legal Requirement" means, as to any Person, any requirement set forth in the Charter Documents, of such Person, any Governmental Rule, any requirement under a Permit, and any determination of any arbitrator, court, or government Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

                  "Lender" means TM Communications LLC and its successors and assigns.

                  "Lender Representative" means an individual designated by Lender from time to time to act as liaison with Borrower.

                  "LIBOR Rate" means a rate per annum determined by Lender (which determination shall, absent manifest error, be conclusive) to be equal to the rate at which deposits in Dollars are offered to Lender in the London interbank eurodollar currency market at approximately 11:00 a.m. (London time), two Business Days prior to the first day of the relevant Interest Period (for delivery on the first day of such Interest Period) and for a term equal to such Interest Period.

                  "Lien" on any asset means any mortgage, deed of trust, lien, pledge, charge, judgment, security interest, restrictive covenant or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Liquidation Costs" has the meaning given in Section 2.6 of the NML Credit Agreement.

                  "Loan Facility" means, collectively, the Construction Loans and the Term Loans made under the NML Credit Agreement.

                  "Major Project Participants" means U. S. Communications, Inc. and the other entities to be awarded contracts with respect to the construction of the Project.

                  "Major Subcontracts" means any contract between Contractor and any Major Subcontractor.

                  "Major Subcontractor" means any Person, at any tier, who performs any work, including the supply of any equipment or materials for any Contractor, involving amounts in excess in the aggregate of Two Hundred Fifty Thousand Dollars ($250,000).

                  "Master Agreement" means the Master Agreement among GSI, GST, Pacwest, PLI and Tomen America dated October 24, 1994, as amended.

                  "Material Adverse Effect" means a material adverse effect on
(a) construction or operation of the Project, or the business, assets, operations or financial or other condition of Borrower at any time or on the financial or other condition of any other Major Project Participant during the Construction Loan Availability Period, (b) the ability of Borrower or any Major Project Participant to perform its obligations under the Credit Documents or other Operative Documents, (c) the validity or enforceability of the NML Credit Agreement or any other Credit Document or any related document, instrument or agreement, or the rights and remedies of Lender hereunder or thereunder, or (d) the Lender's interest in a Project, the value of the Collateral, or Lender's security interests in the Collateral or the perfection or priority of such security interests.

                  "Material Project Documents" means the documents specified in
Section 3.1(b)(A) through 3.1(b)(G) of the NML Credit Agreement.

                  "Maturity" or "maturity" means, with respect to the amount due with respect to the Loan Facility, interest, fees or other amounts payable by Borrower under the NML Credit Agreement or the other Credit Documents, the date such amounts becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

                  "Maturity Date" means the earlier of the date which is nine
(9) years from the Closing Date or eight (8) years from the Term Conversion Date or such earlier date on which the entire outstanding principal balance of the Loan Facility, together with all unpaid interest, fees, charges and costs, become due and payable under the NML Credit Agreement.

                  "Maximum Legal Rate" has the meaning given in the Note.

                  "Milestone Disbursement Schedule" means the milestone disbursement schedule for the Project delivered by Borrower at the Closing Date.

                  "Multiemployer Plan" means any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

                  "Net Cash Flow" means with respect to a Development Company and the applicable period:

                  (a) the sum of:

                           (i) the gross receipts of the Development Company
from all sources (other than capital contributions, proceeds from the Credit Agreement with Tomen America or a Tomen Affiliate or other loans), including but not limited to receipts from (1) the sale of products and services, (2) interest and other investment income on investments and reserves, and (3) insurance proceeds;

                           (ii) any amounts released from reserves, the
distribution of which is permissible and in accordance with the provisions of the Credit Agreement; and

                           (iii) any Net Cash Flow from a prior period not
distributed but the distribution of which is permissible;

less (b) the sum of:

                           (i) all costs and expenses which the Development
Company paid during such period in connection with the construction, ownership, management (except as provided herein), operation and maintenance of the Network Project, including, but not limited to, (1) utility costs, (2) business taxes and real and personal property tax and assessments, and fees and expenses in connection with the preparation of the Development Company's tax returns, (3) insurance premiums, (4) the actual documented costs of Network Project management, not to include management fees paid to Greenstar or any Affiliate in excess of such actual costs, (5) expenditures for capital improvements and the repair, maintenance and restoration of the improvements (including any portion of the same to the extent not covered by insurance proceeds), (6) expenditures required or deemed advisable to be made under or in connection with any contract of the Development Company, and (7) all other costs and expenses, including capital expenditures and the purchase of spare parts and other inventory and replacement items, required to be made by the Development Company (but excluding any such amounts to the extent paid out of reserves); and

                           (ii) all principal and interest and other sums and
amounts payable by the Development Company to repay any Loan from Tomen or any of its Affiliates payable for the applicable or pertinent period.

                  "Net Cash Flow Account Security Agreements" has the meaning given in Section 2.7(a).

                  "Net Cash Flow Agreements" means the agreements in the form of Exhibit K entered into pursuant to Section 3.1(a) and Section 5.17 of the NML Credit Agreement.

                  "Network Project Credit Agreement" means a credit agreement between Lender or one of its Affiliates, as lender and a Development Company, as borrower, to finance an alternative access network telecommunications project.

                  "Network Projects" means alternative access network telecommunications projects to be developed or existing alternative access projects to be expanded by GSI and/or GST in the Territory.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "NML" means GST New Mexico Lightwave, Inc., a New Mexico corporation.

                  "NML Credit Agreement" means the Credit Agreement between TM Communications LLC (as lender) and NML (as borrower) dated May 24, 1996.

                  "NML Project" means the Project.

                  "NMSCC" means the New Mexico State Corporation Commission.

                  "Note Holder" means the registered owner of any Note.

                  "Note" has the meaning given in Section 2.1(f) of the NML Credit Agreement.

                  "Notice of Borrowing" has the meaning given in Section 2.1(a)(ii) of the NML Credit Agreement.

                  "Notice of Interest Rate Conversion" has the meaning given in
Section 2.1(d) of the NML Credit Agreement.

                  "Notice of Term Conversion" has the meaning given in Section 2.1(b)(ii) of the NML Credit Agreement.

                  "Obligations" means and includes, with respect to any Person, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by such Person to a lender of every kind and description (whether or not evidenced by any note or instrument, and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of a credit agreement or any other credit document, including all interest, fees, charges, expenses, attorneys' fees and accountants fees chargeable to such Person in connection with its dealings with such lender and payable by such Person hereunder or thereunder. The term "Obligations" shall also mean and include any amounts owing to Lender which arise because payments as to past transactions are rescinded or otherwise required to be surrendered by Lender after receipt.

                  "Operating Account" has the meaning given in Section 7.1 of the NML Credit Agreement.

                  "Operation and Maintenance Costs" means all actual cash maintenance and operation costs incurred and paid, or if appropriate, to be incurred and paid, for the Project in any particular calendar or fiscal year or period to which said term is applicable, including payments for fuel, additives or chemicals and transportation costs related thereto, local taxes, insurance, consumables, payments under any Lease, payments pursuant to the agreements for the management, operation and maintenance of the Project, reasonable legal fees and expenses paid by Borrower in connection with the management, maintenance or operation of the Project (but excluding legal fees and expenses related to litigation), fees paid in connection with obtaining, transferring, maintaining or amending any Applicable Permits and reasonable general and administrative expenses, but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of indebtedness of Borrower (other than those relating to Debt permitted pursuant to Section 6.3 of the NML Credit Agreement).

                  "Operative Documents" means the Credit Documents, the Project Documents and any Additional Project Documents.

                  "Other Taxes" has the meaning given in Section 2.3(c)(i) of the NML Credit Agreement.

                  "Pacwest" means Pacwest Network L.L.C., an Oregon limited liability company and its Affiliates.

                  "Parts" means any part, appliance, instrument, appurtenance, accessory or other property of any nature necessary or useful to the operation, maintenance, service or repair of the project.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

                  "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

                  "Permitted Investments" means (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (b) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Export-Import Lender of the United States, Federal Housing Administration or other agency or instrumentality of the United States; (c) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or
(ii) held in banks and savings and loan associations, having general obligations rated at least "AA" or equivalent by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's), or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (a) or (b) of this definition, of a market value of no less than the amount of moneys so invested; (d) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 270 days from the date of creation thereof; (e) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's; or (f) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as Lender may from time to time approve in its sole and absolute discretion.

                  "Permitted Liens" means (a) the rights and interests of Lender as provided in the Operative Documents, (b) Liens for any tax, assessment or other governmental charge, either secured by a bond reasonably acceptable to Lender or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project or any Applicable Easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Project or any Applicable Easements, or (ii) a bond or other security acceptable to Lender in its sole discretion has been posted or provided in such manner and amount as to assure Lender that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business or in connection with the construction of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as
(i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any part of the Project or any Applicable Easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of the Project or any Applicable Easements, or (ii) a bond or other security acceptable to Lender in its sole discretion has been posted or provided in such manner and amount as to assure Lender that any amounts determined to be due will be promptly paid in full when such contest is determined, (d) Liens arising out of judgments or awards, but only so long as an appeal or proceeding for review is being prosecuted in good faith with a reasonable likelihood of success and for the payment of which adequate reserves, bonds or other security acceptable to Lender in its sole discretion have been provided or are fully covered by insurance, (e) mineral rights the use and enjoyment of which do not materially interfere with the use and enjoyment of the Project or any Applicable Easements,
(f) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, (g) Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of Borrower or the value of such property or assets for the purposes of such business, (h) Liens of trade vendors created in connection with Debt allowed under Section 6.3 of the NML Credit Agreement, and (i) Liens created in connection with a Net Cash Flow Agreement.

                  "Person" means and includes an individual, a partnership, a firm, an association, a corporation (including a business trust), a joint stock company, an unincorporated association, a joint venture, a Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

                  "Plans and Specifications" means the plans and specifications for the construction and design of the Project, including any document describing the scope of work performed by the Contractors under the Construction Contracts or any other contract or subcontract for the construction of the Project, including, without limitation, the Collocation Agreements, the Interconnection Agreements and the Pole and Conduit Agreements, all work drawings, engineering and construction schedules, project schedules, project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and project procedures documents, project design criteria, and any other document referred to in the Construction Contracts or any of the documents referred to in this definition.

                  "Pledge Agreement" has the meaning given in Section 2.6 of the NML Credit Agreement.

                  "Pole and Conduit Use Agreements" means the Fiber Optic Construction and Use Agreement between NML and Public Service Company of New Mexico dated July 18, 1995 and any other agreements entered into or to be entered into with respect to the use of poles, conduits, the lease of fiber optic cables, or rights of way for the Project's fiber optic cable and other equipment.

                  "Proceeds" has the meaning given in Section 7.4 of the NML Credit Agreement.

                  "Procurement Agent" means construction equipment and materials procurement agent for the development and construction of the Network Projects.

                  "Project" means the development, construction and operation of fiber optic transmission equipment and optical fiber cable for the Service District all as more particularly described in Schedule 1 to the NML Credit Agreement, together with all Easements, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and placed upon or used in connection therewith.

                  "Project Budget" has the meaning given in Section 3.1(l)(ii) of the NML Credit Agreement.

                  "Project Costs" means (a) the cost of designing, equipping, procuring, constructing, starting up and testing the Project, (b) the cost of acquiring any lease, the Applicable Easements and any other necessary interest in the Project, (c) local property taxes and insurance premiums payable with respect to the Project during the Construction Loan Availability Period, (d) interest payable on any Note for the Project during the Construction Loan Availability Period, (e) reasonable initial working capital requirements of the Project as approved by Lender, (f) the costs of acquiring Permits for the Project during the Construction Loan Availability Period, (g) other fees and expenses relating to the Project, including financial, legal (excluding litigation) and consulting fees and expenses, all as described in the Project Budget.

                  "Project Documents" means the documents listed in Section 3.1(b) of the NML Credit Agreement, and any other material agreement or document relating to the development, construction, operation, maintenance and repair of the Project.

                  "Project Loan" means a loan in the amount of 75% of the Project Costs of a Network Project provided by Lender or one of its affiliates to a Development Company pursuant to a Network Project Credit Agreement.

                  "Project Revenues" means all income and receipts derived from the ownership or operation of the Project, including payments due Borrower under the Construction Contracts, proceeds of any business interruption or other insurance, income derived from the Project, together with any receipts derived from the sale of any property pertaining to the Project or incidental to the operation of the Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts, the proceeds of any drawing under a letter of credit of which Borrower is the beneficiary, proceeds of any insurance, condemnation or litigation or arbitration awards relating to the Project and proceeds from the Collateral Documents, but not including sums paid to Borrower in satisfaction of a contractual obligation to indemnify Borrower for third party liability to the extent such sums do not exceed the actual damage, loss or cost suffered by Borrower in connection therewith.

                  "Project Schedule" means the Project Schedule/Milestone Disbursement Schedule for the Project delivered by Borrower at the Closing.

                  "Proportionate Share" has the meaning given to it in Section
9.1 of the NML Credit Agreement, and as set forth in Attachment 1 of the Assignment Agreement.

                  "Prudent Practices" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by facilities similar to the Project of a type and size similar to the Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use thereof with commensurate standards of safety, performance, dependability, efficiency and economy.

                  "Receipts Account" has the meaning given in Section 7.1(a) of NML Credit Agreement.

                  "Receivables" has the meaning given in Section 2(a) of the Security Agreement.

                  "Refinancing Notice" shall mean a written notice of proposed financing by Borrower in substantially the same form of Exhibit F to the NML Credit Agreement.

                  "Rules" shall mean the Commercial Arbitration Rules of The American Arbitration Association.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Security Agreement" has the meaning given in Section 2.7(a)(i) of the NML Credit Agreement.

                  "Service District" means the geographic district to be served by the Project in Albuquerque, New Mexico as further described in Schedule 1.

                  "Site" means the Lease Sites and the Easement Properties.

                  "Substantial Completion" means substantial completion of the Project in accordance with the Plans and Specifications and the requirements of all Applicable Permits and as certified by an independent engineer to the satisfaction of the Lender in its sole discretion.

                  "Taxes" has the meaning given in Section 2.3(c) of the NML Credit Agreement.

                  "Term Conversion" means the accomplishment of the conversion of Construction Loans to a Term Loan pursuant to Section 2.1(b)(i) of the NML Credit Agreement.

                  "Term Conversion Date" means the date on which Term Conversion occurs.

                  "Term Loan" has the meaning given in Section 2.1(b) of the NML Credit Agreement.

                  "Territory" means North America, Central America and South America.

                  "Tomen" means Tomen Corporation, a corporation organized under the laws of Japan.

                  "Tomen America" means Tomen America Inc., a New York Corporation.

                  "Total Construction Loan Commitment" has the meaning given in
Section 2.2(a) of the NML Credit Agreement.

                  "Total Term Loan Commitment" has the meaning given in Section 2.2(b) of the NML Credit Agreement.

                  "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used.

                  "U.S." means the United States of America.

                             RULES OF INTERPRETATION


                  1. All terms defined in the NML Credit Agreement or any other Credit Document in the singular form shall have comparable meanings in the plural form and vice versa.

                  2. The word "or" is not exclusive.

                  3. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule.

                  4. A reference to a Person includes such Person's permitted successors and permitted assigns.

                  5. The words "include", "includes" and "including" and words of similar import are not limiting or exclusive.

                  6. A reference in a Credit Document to an Article, Section, Exhibit, Schedule, Annex, Attachment or Appendix is to the Article, Section, Exhibit, Schedule, Annex, Attachment or Appendix of such Credit Document unless otherwise indicated. Exhibits, Schedules, Annexes, Attachments or Appendices to any document shall be deemed incorporated by reference in such document.

                  7. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

                  8. The words "hereof," "herein" and "hereunder" and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision of such document.

                  9. References to "days" shall mean calendar days, unless the term "Business Days" is used. References to a time of day shall mean such time in New York, New York unless otherwise specified.

                  10. The Credit Documents are the result of negotiations between, and have been reviewed by Borrower, Lender and their respective counsel. Accordingly, the Credit Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.